PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 18, 2007)

Filed Pursuant to Rule 424(b)(3)

Registration File No. 333-147845

7,533,333 Shares

Common Stock

This Prospectus Supplement No. 2 supplements our Prospectus dated December 18, 2007 (which was contained in our Registration Statement on Form S-1 (File No. 333-147845)) with the following attached documents:

A          Current Report on Form 8-K dated February 22, 2008.

The attached information modifies and supersedes, in part, the information in the Prospectus.  This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus, as previously supplemented, which is required to be delivered with this Prospectus Supplement.

Our common stock is quoted on the OTC Bulletin Board under the symbol “CRDT.”  On February 27, 2008 the last reported sale price of our common stock on the OTC Bulletin Board was $0.19 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into the Prospectus, before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is February 28, 2008

INDEX TO FILINGS

Annex

Current Report on Form 8-K dated February 22, 2008	A

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On February 22, 2008 Crdentia Corp. (“Crdentia”) replaced its existing credit facility by entering into a $10.2 million debt refinancing (the “Refinancing”) with ComVest Capital, LLC (“ComVest”) pursuant to a Revolving Credit and Term Loan Agreement (the “Agreement”).  In addition to the Agreement, Crdentia also executed the following documents in connection with the Refinancing, all dated as of February 22, 2008, including: (i) a Revolving Credit Note in the amount of $5,200,000 (the “Revolving Note”), (ii) a Term Note (Tranche A) of $2,500,000 (the “Term Note A”) and (iii) a Term Note (Tranche B) of $2,500,000 (the “Term Note B”).

The Revolving Note bears interest at the greater of (a) the prime rate of interest publicly announced by Citibank, N.A. plus 2% or (b) 8.5%.  Term Note A bears interest at 12.5% annually and requires that (a) interest payments be made on the first calendar day of each month commencing on March 1, 2008 and (b) principal payments be made in twenty-three (23) equal monthly installments of $104,166.67 beginning on March 1, 2009, with the final payment due on February 28, 2011.  Term Note B bears interest at 12.5% annually and requires that (a) interest payments be made on the first calendar day of each month commencing on March 1, 2008 and (b) that the principal be paid in full on February 28, 2011.

In addition to the above and in connection with the Refinancing, on February 22, 2008, Crdentia issued a Common Stock Purchase Warrant to ComVest to purchase up to eight million (8,000,000) shares of Common Stock of Crdentia with an exercise price of $0.001 per share (the “Warrant”).  The Warrant is exercisable upon the earlier of (a) August 22, 2008, or (b) upon the occurrence of an event causing the acceleration of Crdentia’s obligations under the Agreement.  The Warrant expires on February 28, 2014.  Crdentia has agreed to register the shares issuable upon the exercise of the Warrant pursuant to a Registration Rights Agreement dated as of February 22, 2008 by and between Crdentia and ComVest (the “Registration Rights Agreement”).

The description of the Refinancing set forth above is qualified in its entirety by reference to the Agreement, the Revolving Note, Term Note A, Term Note B, the Warrant and the Registration Rights Agreement, which are filed with this current report as Exhibits 10.1 through 10.6, respectively.

Crdentia issued a press release on February 27, 2008 regarding the Refinancing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

                The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities

The information set forth under Item 1.01 regarding the Warrant is hereby incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Revolving Credit and Term Loan Agreement dated February 22, 2008 by and between Crdentia Corp. and ComVest Capital, LLC.
10.2	Revolving Credit Note dated February 22, 2008 by Crdentia Corp. in favor of ComVest Capital, LLC.
10.3	Term Note (Tranche A) dated February 22, 2008 by Crdentia Corp. in favor ComVest Capital, LLC.
10.4	Term Note (Tranche B) dated February 22, 2008 by Crdentia Corp. in favor of ComVest Capital, LLC.
10.5	Common Stock Purchase Warrant of Crdentia Corp. issued to ComVest Capital, LLC as of February 22, 2008.
10.6	Registration Rights Agreement dated February 22, 2008 by and between Crdentia Corp. and ComVest Capital, LLC.
99.1	Press release of Crdentia Corp. issued on February 27, 2008.

2

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

February 27, 2008	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Revolving Credit and Term Loan Agreement dated February 22, 2008 by and between Crdentia Corp. and ComVest Capital, LLC.
10.2	Revolving Credit Note dated February 22, 2008 by Crdentia Corp. in favor of ComVest Capital, LLC.
10.3	Term Note (Tranche A) dated February 22, 2008 by Crdentia Corp. in favor ComVest Capital, LLC.
10.4	Term Note (Tranche B) dated February 22, 2008 by Crdentia Corp. in favor of ComVest Capital, LLC.
10.5	Common Stock Purchase Warrant of Crdentia Corp. issued to ComVest Capital, LLC as of February 22, 2008.
10.6	Registration Rights Agreement dated February 22, 2008 by and between Crdentia Corp. and ComVest Capital, LLC.
99.1	Press release of Crdentia Corp. issued on February 27, 2008.

4

Exhibit 10.1

REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the  22 day of February, 2008, by and between COMVEST CAPITAL LLC, a Delaware limited liability company (the “Lender”), and CRDENTIA CORP., a Delaware corporation (the “Borrower”).

W I T N E S S E T H :

WHEREAS, the Borrower and its Active Subsidiaries are engaged in the business of providing healthcare staffing services to hospitals and other healthcare facilities throughout the United States (the “Business Operations”); and

WHEREAS, in order to enable the Borrower to repay certain outstanding Indebtedness and to finance potential future business acquisitions, and for the Borrower’s working capital and other general corporate purposes, the Borrower has requested the Lender to extend to the Borrower a revolving credit facility and term loans on the terms and conditions of this Agreement; and

WHEREAS, the Lender is willing and able to provide such revolving credit facility and make such term loans to the Borrower on the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

I.            DEFINITIONS

Section 1.01.  Defined Terms.  In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“Accounts” shall mean “accounts” (as defined in the UCC) of the Borrower and its Domestic Subsidiaries from time to time.

“Account Debtor” shall mean any Person who is obligated on an Account.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Active Subsidiaries” shall mean those Subsidiaries listed as such on Schedule 1.01 of the Disclosure Schedule.

“Advances” shall mean the principal amounts loaned to the Borrower from time to time pursuant to Section 2.01 below.

“Affiliate” shall mean, with respect to any Person, any other Person in Control of, Controlled by, or under common Control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, without limitation, any officer or director of the first Person or any of its Affiliates; provided, however, that, except as otherwise provided herein, neither the Lender nor any of its Affiliates shall be deemed an “Affiliate” of the Borrower for any purposes of this Agreement.  For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of stock or similar interest.

“Agreement” shall mean this Revolving Credit and Term Loan Agreement as it may from time to time be amended, modified, supplemented and/or restated.

“Applicable Law” shall mean all applicable provisions of all (a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, (b) Government Approvals, and (c) order, judgments and decrees of all courts and arbitrators.

“Availability” shall mean the amount (if any) by which, at the time of determination, (a) the Revolving Credit Commitment exceeds (b) the outstanding principal amount of Advances.

“Borrowing Base” shall mean an amount, determined in accordance with the most recent borrowing base report provided to the Lender under Section 5.04(e) hereof, equal to the sum of (a) 85% of Eligible Accounts, plus (b) the lesser of (i) 50% of Eligible Unbilled Accounts, or (ii) $500,000, minus (c) such reserves as the Lender may establish from time to time in its Permitted Discretion (including, without limitation, to account for concentration and other risks of collection, and for payroll, taxes or other liabilities).  In the event that the Borrower has not timely delivered a current Borrowing Base report in accordance with Section 5.04(e) below, then the applicable Borrowing Base shall be such amount as is established by the Lender, until such time as the Borrower has delivered a current Borrowing Base report.

“Borrowing Date” means the Business Day on which the Lender makes a Loan hereunder.

“Business Day” shall mean a day other than (a) a Saturday, (b) a Sunday, or (c)  a day on which banking institutions in either the State of Florida or the State of Texas are authorized or required by law or executive order to close.

“Capital Expenditures” shall mean with respect to any Person, all expenditures of such Person for tangible assets which are capitalized, and the fair value of any tangible assets leased by such Person under any lease which would be a Capitalized Lease, determined in accordance with GAAP, including all amounts paid or accrued by such Person in connection with the purchase (whether on a cash or deferred payment basis) or lease (including Capitalized Lease Obligations) of any machinery, equipment, real property, improvements to real property (including leasehold improvements), or any other tangible asset of such Person which is required, in accordance with GAAP, to be treated as a fixed asset on the consolidated balance sheet of such Person.

“Capitalized Lease” shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

“Capitalized Lease Obligation” shall mean with respect to any Person, the amount of the liability which reflects the amount of future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (a) entered into with any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc.; (c) commercial paper with a rating of A-I or A-2 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within twelve (12) months after the date of acquisition; (d) marketable direct obligations issued by any state in the United States or any agency or instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof and, at the time of acquisition, have one of the two highest ratings generally obtainable from either Standard & Poor’s Corporation or Moody’s Investors Services, Inc.; (e) tax-exempt commercial paper of United States municipal, state or local governments rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Services, Inc. and maturing within twelve (12) months after the date of acquisition thereof; (f) any other items selected by the Borrower and approved by the Lender (which approval shall not be unreasonably withheld or delayed); or (g) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

“Closing Date” shall mean the date of this Agreement, simultaneously with the funding of the Term Loans.

“Closing Fees” shall mean, collectively, (a) a facility fee in the amount of $125,000 with respect to the Revolving Credit Commitment, and (b) a closing fee in the amount of $100,000 with respect to the Term Loans, both of which shall be payable in accordance with Section 2.03(a) below.

“Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Collateral” shall mean all collateral pledged by the Borrower and/or any of the Subsidiaries as security for the payment and performance of the Obligations, whether pursuant to the Collateral Agreement or any other Security Document.

“Collateral Agreement” shall mean the Collateral Agreement, dated as of the Closing Date, by and among the Borrower, the Active Subsidiaries and the Lender, as same may be amended, modified, supplemented and/or restated from time to time.

“Common Stock” shall mean the authorized common stock of the Company, $.0001 par value per share.

“Confidential Information” shall mean information that the Borrower furnishes to the Lender pursuant to any Loan Document, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Lender from a source other than the Borrower which is not, to the Lender’s knowledge, bound by any confidentiality agreement in respect thereof.

“Contract” shall mean any indenture, agreement (other than this Agreement), other contractual restriction, lease in which the Borrower or any Subsidiary is a lessor or lessee, license or instrument.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to each bank account (including lockbox service) and/or securities account maintained by or in the name of the Borrower or any Subsidiary (other than a Dissolving Subsidiary) from time to time, an agreement executed and delivered by the Borrower (or the subject Subsidiary, as applicable) and the account intermediary, whereby the account intermediary acknowledges the Lender’s Lien on such account and all funds or property therein, and “control” (within the meaning of the UCC) over such account is established in favor of the Lender.

“Default” shall mean any of the events specified in Article VII hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Disclosure Schedule” shall mean the disclosure schedule, dated as of the Closing Date, executed and delivered by the Borrower to the Lender, the section numbers of which correspond to the Section numbers of this Agreement.

“Dissolving Subsidiaries” shall mean those Subsidiaries listed as such on Schedule 1.01 of the Disclosure Schedule.

“Dollars” or “$” shall mean United States Dollars, lawful currency for the payment of public and private debts.

“Domestic Subsidiary” shall mean any Subsidiary which is incorporated or formed under the laws of the United States, any State or Commonwealth in the United States, or the District of Columbia.

“EBITDA” shall mean, for the subject period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) all income taxes deducted in the calculation of such Net Income, plus (d) depreciation and amortization expense deducted in the calculation of such Net Income, plus (e) other non-cash charges and expenses deducted in the calculation of such Net Income, excluding accruals for cash expenses made in the ordinary course of business, minus (f) any and all dividends and distributions made by the Borrower to its stockholders.

“Eligible Account” shall mean the face amount of each trade Account of the Borrower or a Domestic Subsidiary (provided that such Domestic Subsidiary is a party to the Guaranty Agreement and the Collateral Agreement) for services rendered or goods and products sold in the ordinary course of the Business Operations which the Lender, in its Permitted Discretion, deems to be an Eligible Account; provided, however, that an Account shall not be deemed an Eligible Account unless it meets all of the following conditions:

(a)           the subject services or products and goods have been rendered, shipped or delivered on an absolute sale basis to an Account Debtor which is not an Affiliate, vendor or supplier of the Borrower or a Subsidiary, with an invoice date contemporaneous with or within ten (10) calendar days after the date of shipment or service, and which does not constitute a consignment sale, bill-and-hold sale, sale-and-return or other such arrangement and is not subject to any other repurchase, return or offset agreement binding upon the Borrower or a Subsidiary; the subject services or products and goods have been rendered, shipped and delivered (or shipped f.o.b.) to such Account Debtor on an open account basis (or with payment guaranteed by a domestic letter of credit, drawn on or by a domestic financial institution, acceptable to the Lender in all respects), and no part of the subject services, products or goods has been returned, rejected, lost or damaged; the Account is not evidenced by chattel paper or an instrument of any kind; and such Account Debtor, unless pre-approved in writing by the Lender, is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind in any jurisdiction;

(b)           if the Account Debtor is located outside the continental United States, payment for the subject services or goods shall be secured by an irrevocable letter of credit, which letter of credit shall have been issued or confirmed by a financial institutional reasonably acceptable to the Lender payable in the full amount of the face value of the Account in lawful currency of the United States;

(c)           it is a valid, legally enforceable obligation of the Account Debtor thereunder payable in Dollars and is not subject to any recoupment, offset or other defense or any discount or chargeback on the part of such Account Debtor (provided that prompt payment discounts granted in the ordinary course of business shall not cause an Account to be disqualified hereunder, so long as only the discounted amount of such Account, if not otherwise disqualified, is included in the calculation of the Borrowing Base) or to any claim on the part of such Account Debtor denying liability thereunder (provided that the undisputed portion may be considered to be an Eligible Account);

(d)           it is subject to no Lien whatsoever except for the Lien of the Lender, and the Lender has a perfected first priority Lien in such Account;

(e)           it has not remained unpaid in whole or in part for a period exceeding one hundred twenty (120) days after the invoice date;

(f)            it does not arise out of a transaction (whether direct or indirect) with an employee, officer, agent, director or Affiliate of the Borrower or any Subsidiary or with any entity controlled by any employee, officer, agent or director of the Borrower or any Subsidiary;

(g)           it is not subject to any contract retainage or other withholding of any portion of payments on amounts invoiced, whether to secure the Borrower’s or any Subsidiary’s performance or otherwise;

(h)           it does not represent the unpaid portion of an Account any portion of which was previously paid or agreed to be paid through the issuance or delivery of equity securities or other non-cash consideration;

(i)            if the Account Debtor is the United States, any State, or any department, agency or instrumentality thereof, the Borrower or the applicable Domestic Subsidiary has duly assigned its rights to payment of such Account to the Lender pursuant to the federal Assignment of Claims Act and any comparable state statutes;

(j)            such Account is not payable by any person other than the Account Debtor (such as a beneficiary, recipient or subscriber individually), provided that the portion thereof which is payable by the Account Debtor may be considered to be an Eligible Account;

(k)           at least sixty (60%) percent in dollar amount of the total Accounts owed by such Account Debtor and/or its Affiliates constitute Eligible Accounts;

(l)            the total Accounts owed by the subject Account Debtor and/or its Affiliates constitute less than ten (10%) percent of the net collectible dollar value of all Eligible Accounts (provided that only the excess over ten (10%) percent shall be disqualified under this clause (l), unless the Lender has otherwise consented in writing to the inclusion of all or any portion of such excess);

(m)          such Account is payable solely to the Borrower or a Domestic Subsidiary, and the Borrower or such Domestic Subsidiary is not aware of any dispute by the Account Debtor with respect to such Account (provided that (i) routine billing questions by the Account Debtor, without denial of any payment obligation, which are handled by the Borrower or the subject Domestic Subsidiary in the ordinary course of business, shall not be deemed a disqualifying dispute hereunder, and (ii) if the Account Debtor has affirmatively stated in writing to the Borrower or the subject Domestic Subsidiary that the Account Debtor will timely pay the undisputed portion of such Account, then the undisputed portion of such Account will not be disqualified by reason of a dispute relating to such Account); and

(n)           it is not otherwise determined by the Lender, in the Lender’s Permitted Discretion, to be difficult to collect, uncollectible or otherwise unacceptable for any reason.

“Eligible Unbilled Account” shall mean the amount that would then be billable by the Borrower or a Domestic Subsidiary (provided that such Domestic Subsidiary is a party to the Guaranty Agreement and the Collateral Agreement) for each unbilled Account of the Borrower or such Domestic Subsidiary arising in the ordinary course of the Business Operations for the sale of goods or rendering of services within the ten (10) calendar days immediately preceding the calculation date of the subject Borrowing Base, and which, other than being unbilled, satisfies all of the other conditions contained in the definition of Eligible Account.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Affiliate” shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of Section 414(b) or 414(c) of the Code; provided, however, that with respect to the Borrower, no Person which is an Affiliate of the Lender (other than the Borrower and its Subsidiaries) shall be deemed an ERISA Affiliate for purposes of this Agreement

“Event of Default” has the meaning set forth in Article VII below.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning set forth in Section 3.01(a) below.

“Fiscal Year” shall mean the fiscal year of the Borrower which ends on December 31 of each year.

“Fixed Charges” shall mean, for the period in question, the sum of (a) all principal payments scheduled or required to be made during or with respect to such period in respect of Indebtedness of the Borrower and its Subsidiaries, plus (b) all Interest Expense of the Borrower and its Subsidiaries for such period, plus (c) all income taxes paid or accrued for the Borrower and its Subsidiaries for such period.

“Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America, consistently applied, unless the context otherwise requires, with respect to any financial terms contained herein, as then in effect with respect to the preparation of financial statements.

“Government Approval” shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit.

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, shall mean (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation by any means (including, without limitation, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

“Guaranty Agreement” shall mean the Guaranty Agreement, dated as of the Closing Date (and as same may be amended, modified, supplemented and/or restated from time to time), executed by each Active Subsidiary in favor of the Lender, pursuant to which the Active Subsidiaries will guaranty the full and timely payment and performance of all of the Obligations.

“Indebtedness” shall mean (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) any and all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) any liability secured by any mortgage, pledge, lien or security interest on property owned or acquired, whether or not such liability shall have been assumed, (d) obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables and accrued obligations incurred in the ordinary course of business), (f) any obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, and (g) Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

“Interest Expense” shall mean, for the relevant period, interest expense (including, without limitation, interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to Indebtedness.

“Investment”, as applied to the Borrower or any Subsidiary, shall mean: (a) any shares of capital stock, evidence of Indebtedness or other security issued by any other Person to the Borrower or any Subsidiary, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than credit terms extended to customers in the ordinary course of business, (c) any other investment by the Borrower or any Subsidiary in any assets or securities of any other Person, and (d) any commitment to make any Investment.

“Knowledge” or “Known” or words of similar import shall mean, with respect to the Borrower and/or any Subsidiary, the actual knowledge of John B. Kaiser and/or James J. TerBeest, after reasonable inquiry of the appropriate managerial employees of the Borrower and the Subsidiaries.

“Landlord Waiver” shall mean a landlord waiver, subordination and/or access agreement, in form and substance reasonably satisfactory to the Lender, executed in favor of the Lender by the landlord of a Real Property which is leased by the Borrower or a Subsidiary as lessee.

“Liabilities and Contingencies” has the meaning set forth in Section 3.01(c) below.

“Lien”, as applied to the property or assets (or the income or profits therefrom) of the Borrower or any Subsidiary, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (a) any mortgage, lien, pledge, hypothecation, attachment, assignment, deposit arrangement, encumbrance, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property (including, without limitation, stock of any Subsidiary) of the Borrower or any Subsidiary, or upon the income or profits therefrom; (b) any arrangement under which any property of the Borrower or any Subsidiary is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of Indebtedness or the performance of any other liability in priority to the payment of the general, unsecured creditors of the Borrower or any Subsidiary; (c) any Indebtedness or liability which remains unpaid after the same shall become due and payable and which, if unpaid, by law or otherwise is given any priority whatsoever over the general unsecured creditors of the Borrower or any Subsidiary; and (d) any agreement (other than this Agreement) or other arrangement which, directly or indirectly, prohibits the Borrower or any Subsidiary from creating or incurring any lien on any of its properties or assets or which conditions the ability to do so on the security, on a pro rata or other basis, of Indebtedness other than Indebtedness outstanding under this Agreement.

“Loan Documents” shall mean the collective reference to this Agreement, the Notes, the Security Documents, the Warrant, the Registration Rights Agreement, and any and all other agreements, instruments, certificates and other documents as may be executed and delivered by the Borrower and/or any of the Subsidiaries pursuant hereto or thereto.

“Loans” shall mean, collectively, the Advances and the Term Loans.

“Material Adverse Effect” shall mean any event, act, omission, condition or circumstance which has or would reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower or any Subsidiary to pay or perform any of its obligations under any of the Loan Documents, or (c) the validity or enforceability of, or the Lender’s rights and remedies under, any of the Loan Documents, other than due to the acts or omissions of the Lender or any of its Affiliates.

“Monitoring Fee” shall mean the fees payable to the Lender pursuant to Section 2.03(b) below.

“Net Income” shall mean the consolidated net income (or loss) of the Borrower and its Subsidiaries for the period in question, after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP; provided, however, that for purposes of calculating Net Income, there shall be excluded and no effect shall be given to (a) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income for the subject period, and (b) any Net Income attributable to any Subsidiary to the extent that the Borrower (or any Subsidiary through which the Borrower owns the subject Subsidiary) is prohibited (by law, Contract, minority ownership rights or otherwise) from receiving a distribution of such Net Income from such Subsidiary.

“Notes” shall mean, collectively, the Revolving Credit Note and the Term Notes.

“Obligations” shall mean the collective reference to all Indebtedness and other liabilities and obligations of every kind and description owed by the Borrower and/or any Subsidiaries to the Lender from time to time under or pursuant to this Agreement, the Notes, the Security Documents and the other Loan Documents (excluding the Warrant and Registration Rights Agreement, other than amounts payable from time to time pursuant to Section 2(c) of the Registration Rights Agreement), and/or otherwise in respect of the Loans, however evidenced, created or incurred, fixed or contingent, now or hereafter existing, due or to become due.

“Organic Documents” shall mean, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited partnership agreement or other such document of such Person.

“Permitted Discretion” shall mean a determination or judgment made by the Lender in good faith in the exercise of reasonable business judgment from the perspective of a secured lender.

“Permitted Indebtedness” shall mean any and all Indebtedness expressly permitted pursuant to Section 6.01 below.

“Permitted Liens” shall mean those Liens expressly permitted pursuant to Section 6.02 below.

“Person” shall mean any individual, partnership, corporation, limited liability company, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Qualified Proceeds” shall mean any and all net proceeds received by the Borrower (or any successor entity) or any Subsidiary at any time and from time to time from any issuance or sale of common stock, preferred stock or other equity securities (including securities convertible into or exchangeable for capital stock of the Borrower), except to the extent that such proceeds are, within sixty (60) days after the receipt thereof, applied to pay the purchase price and/or directly associated expenses of the Borrower’s acquisition (directly or through a Wholly-Owned Subsidiary) of another business, in each case subject to the requirements of this Agreement and the Collateral Agreement.  In determining the amount of such net proceeds, (a) in the case of an issuance or sale of common stock, preferred stock or other equity securities, the gross proceeds of the subject offering, issuance or sale, net of only those reasonable expenses incurred by the Borrower or the subject Subsidiary directly related to the subject issuance or sale, exclusive of any fees or commissions paid to any officer, director or other Affiliate of the Borrower or any Affiliate of any of the foregoing, and (b) in the case of any “reverse merger,” share exchange or other such transaction, the total consolidated cash and cash equivalents of the other party or parties to such transaction at the time of the consummation of such transaction, net of only those reasonable expenses incurred by such other party or parties directly related to such transaction, exclusive of any fees or commissions paid to any officer, director or other Affiliate of the Borrower or such other party or parties or any Affiliate of any of the foregoing.

“Real Properties” shall mean, collectively, any real properties (land, buildings and/or improvements) now owned or leased or occupied by the Borrower or any of the Subsidiaries, and, during the period of the Borrower’s and/or Subsidiary’s occupancy thereof, any other real properties heretofore owned or leased by the Borrower or any Subsidiary (provided that, with respect to leased properties, the term “Real Property” shall refer only to the portion of the subject property (excluding common areas) leased by the Borrower or a Subsidiary).

“Registration Rights Agreement” shall mean the Registration Rights Agreement, to be dated as of the Closing Date, made by the Borrower for the benefit of the Lender and any subsequent Holders (as such term is defined in the Registration Rights Agreement), as same may be amended, modified, supplemented and/or restated from time to time.

“Revolving Credit Commitment” shall mean the Lender’s agreement to make Advances to the Borrower within the limitations set forth in Section 2.01 below.

“Revolving Credit Maturity Date” shall mean February 28, 2010, subject to extension in accordance with Section 2.01(h) below; provided, however, that in the event that the Term Loans are prepaid (or are, in accordance with this Agreement or the Term Notes, required to be prepaid) in full, then the Revolving Credit Maturity Date shall be deemed to have occurred simultaneously with such prepayment or required prepayment.

“Revolving Credit Note” shall mean the promissory note of the Borrower issued to the Lender to represent the Advances and interest thereon, as described in Section 2.01(f) below.

“Sale” shall mean any transaction or series of related transactions (a) whereby a majority of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an “as converted” basis into common stock and common stock counted on a fully diluted basis) is sold, assigned or transferred, (b) whereby the Borrower issues shares of its capital stock which, after giving effect to such transaction or transactions, constitute a majority of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an “as converted” basis into common stock and common stock counted on a fully diluted basis), (c) whereby Control of the Borrower is held by a Person (or group of Persons acting in concert) who does not hold such Control on the date of this Agreement, (d)  in which the Borrower is a constituent party to any merger or consolidation and as a result thereof (i) the holders of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an “as converted” basis into common stock) immediately prior to such merger or consolidation cease to own a majority of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an “as converted” basis into common stock), or (ii) the Borrower is not the surviving corporation, or (e) whereby all or any material portion of the assets of the Borrower or any Subsidiary are sold, assigned or transferred; provided, however, that a “Sale” shall not be deemed to have occurred by reason of any of the aforedescribed transactions (other than a sale of assets) if, after giving effect to the consummation of the subject transaction, (A) the Borrower or the surviving entity in such transaction shall be a corporation whose common stock is traded or listed on any national securities exchange, the Nasdaq Global Market, or the Nasdaq Global Select Market or is actively quoted on the OTC Bulletin Board, (B) if the surviving entity is not the Borrower, then such surviving entity assumes all of the Borrower’s obligations under the Warrant (on the same exchange or conversion basis as the outstanding Common Stock was treated in the subject transaction) and the Registration Rights Agreement, (C) the Borrower or other surviving entity is Controlled By one or more Persons of the Borrower on the date of this Agreement, and (D) no Default or Event of Default occurred in the performance of the subject transaction or exists upon the consummation of the subject transaction.

“SEC” shall mean the United States Securities and Exchange Commission, and any successor agency performing the functions thereof.

“SEC Reports” shall mean the periodic and current reports, registration statements, proxy statements and other reports filed or required to be filed by the Borrower with the SEC pursuant to the Act and/or the Exchange Act, and any amendments or supplements thereto filed with the SEC.

“Security Documents” shall mean the Collateral Agreement, any collateral assignments, control agreements, financing statements or other such agreements or documents pursuant thereto, the Guaranty Agreement, the Validity Guaranties, and any other agreements or instruments (including, without limitation, Control Agreements and Landlord Waivers) securing or creating or evidencing Liens securing the Obligations.

“Subordinated Debt” shall mean all Indebtedness for money borrowed and other liabilities of the Borrower, whether or not evidenced by promissory notes, which is contractually subordinated in right of payment, in a manner satisfactory to the Lender (as evidenced by the Lender’s prior written approval thereof), to all Obligations of the Borrower to the Lender.

“Subsidiary” or “Subsidiaries” shall mean the individual or collective reference to any corporation, limited liability company or other entity of which 50% or more of the outstanding shares of stock or other equity interests of each class having ordinary voting power and/or rights to profits (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Borrower, directly or indirectly through one or more Subsidiaries of the Borrower.

“Term Loans” shall mean the collective reference to the Tranche A Term Loan and the Tranche B Term Loan.

“Term Notes” shall mean the promissory notes of the Borrower issued to the Lender as described in Section 2.02(e) below.

“Term Notes Maturity Date” shall mean February 28, 2011.

“Tranche A Term Loan” shall mean the term loan in the principal amount of $2,500,000 to be made pursuant to Section 2.02(a)(i) below.

“Tranche A Term Note” shall mean the promissory note of the Borrower to be issued pursuant to Section 2.02(e) below to evidence the Tranche A Term Loan.

“Tranche B Term Loan” shall mean the term loan in the principal amount of $2,500,000 to be made pursuant to Section 2.02(a)(ii) below.

“Tranche B Term Note” shall mean the promissory note of the Borrower to be issued pursuant to Section 2.02(e) below to evidence the Tranche B Term Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and hereafter from time to time.

“Validity Guaranties” shall mean the collective reference to the Validity Guaranties, to be dated as of the Closing Date, by and among the Lender, the Borrower and John B. Kaiser, and by and among the Lender, the Borrower and the James J. TerBeest, respectively.

“Warrant” shall mean the warrants to purchase shares of Common Stock (such warrant covering an aggregate of 8,000,000 shares of Common Stock, subject to adjustment) to be issued by the Borrower to the Lender on the Closing Date.

“Wholly-Owned Subsidiary” shall mean each Domestic Subsidiary of which all of the outstanding equity securities (other than directors’ qualifying shares) are owned by the Borrower or another such Wholly-Owned Subsidiary.

Section 1.02.  Use of Defined Terms.  All terms defined in this Agreement shall have their defined meanings when used in the Notes, the Security Documents, the other Loan Documents, and all certificates, reports or other documents made or delivered pursuant to this Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

Section 1.03.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Section 1.04.  Other Definitional Provisions.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified.

II.                                    GENERAL TERMS

Section 2.01.                             Revolving Credit Loans.

(a)                                  Subject at all times to all of the terms and conditions of this Agreement, the Lender hereby agrees to extend to the Borrower a secured revolving credit facility, from the

Closing Date to the Revolving Credit Maturity Date, in an aggregate principal amount not to exceed, at any time outstanding, the lesser of (i) the Borrowing Base at the subject time, or (ii) $5,200,000 (the “Revolving Credit Commitment”).

(b)                                 Such revolving credit loans are herein sometimes referred to individually as an “Advance” and collectively as the “Advances.”  Subject at all times to all of the terms and conditions of this Agreement, from the Closing Date to the Revolving Credit Maturity Date and within the limits of the Revolving Credit Commitment, the Lender shall lend, and the Borrower may borrow, prepay (without premium or penalty) and reborrow under this Section 2.01.  Each request for an Advance (i) shall be irrevocable, (ii) shall be deemed to constitute an express affirmation that all conditions precedent set forth in part B of Article IV below are satisfied on the date of such request and will be satisfied on the requested Borrowing Date, and (iii) shall be made to the Lender in writing, not later than three (3) Business Days prior to the requested Borrowing Date, by an authorized officer of the Borrower or by telephonic communication by such authorized officer to the Lender, which shall be confirmed by written notice to the Lender to be delivered to the Lender by the Business Day next following the subject request.  In no event shall the Borrower request, or shall the Lender be required to honor, (A) any request for an Advance in an amount greater than the Availability at such time, (B) any request for an Advance in an amount less than $100,000, or (C) more than one request for the borrowing of Advances in any seven (7) calendar day period.

(c)                                  The Borrower shall pay the Lender interest on all Advances at the rate(s) per annum as in effect from time to time in accordance with the Revolving Credit Note.  Such interest shall be payable monthly in arrears on the first day of each calendar month and on the Revolving Credit Maturity Date, and shall be computed on the daily unpaid balance of all Advances made under the Borrower’s revolving credit loan accounts with the Lender, based on a three hundred sixty (360) day year, counting the actual number of days elapsed.  The Borrower hereby authorizes the Lender to charge the Borrower’s revolving credit loan accounts for all such interest; provided, however, that the Lender shall be under no obligation to make any such charge to the Borrower’s revolving credit loan accounts (including, without limitation, if there is insufficient Availability at the time such interest is due and payable).

(d)                                 In the event and to the extent that, at any time, the outstanding principal amount of Advances exceeds the Revolving Credit Commitment then in effect, then the Borrower shall, within three (3) Business Days, without notice or demand, make a payment to the Lender in respect of the Advances in an amount sufficient to cause the outstanding principal amount of Advances to be equal to or less than the Revolving Credit Commitment then in effect.

(e)                                  Unless sooner due and payable by reason of an Event of Default hereunder having occurred, the Borrower shall pay in full all of the Obligations to the Lender in respect of all Advances on or prior to the Revolving Credit Maturity Date.

(f)                                    All Advances shall be evidenced by a secured Revolving Credit Note of the Borrower payable to the Lender or registered assigns.

(g)                                 The Borrower may, at its option, without payment of any premium or penalty, terminate the Revolving Credit Commitment at any time by giving ten (10) Business

Days’ prior written notice thereof to the Lender, and paying to the Lender, on the date fixed for termination, an amount equal to the sum of all outstanding principal and accrued interest of the Advances.

(h)                                 Provided that the Revolving Credit Commitment has not previously been terminated, the Borrower may, at its option, by written notice to the Lender given not earlier than December 31, 2009 and not later than January 31, 2010, elect to extend the Revolving Credit Maturity Date to February 28, 2011, provided that, at the time of such notice and on the scheduled Revolving Credit Maturity Date, no Default or Event of Default shall have occurred and be continuing.  The Borrower’s extension notice shall expressly certify to the satisfaction of such conditions, and once given, any such notice shall be irrevocable.

Section 2.02.  Term Loans.

(a)                                  Subject at all times to all of the terms and conditions of this Agreement, the Lender hereby agrees to extend to the Borrower (i) a Term Loan in the principal amount of $2,500,000, and (ii) an additional Term Loan in the principal amount of $2,500,000.  Each of the Term Loans shall be borrowed in a single borrowing on the Closing Date, and any principal amounts repaid in respect of the Term Loans may not be reborrowed.

(b)                                 The Term Loans shall be repayable in accordance with the schedules of payments set forth in the Term Notes.  The Borrower shall be required to prepay the Term Loans (i) in full upon the consummation of any Sale, and (ii) in part from time to time in the event and to the extent of 33% of any and all Qualified Proceeds received by the Borrower or any Subsidiary from time to time.  With respect to any prepayment under the foregoing clause (ii), same shall be due and payable as and when the amount of Qualified Proceeds is determined (i.e., upon receipt of such Qualified Proceeds in the event that no acquisition transaction is then pending, or sixty (60) days after receipt of such Qualified Proceeds to the extent that such Qualified Proceeds have not been applied to the purchase price and/or related expenses of a consummated business acquisition), and shall be applied to the principal of the Term Notes ratably in proportion to the respective principal balances thereof.

(c)                                  The Borrower shall pay the Lender interest on the principal balance of the Term Loans at the rate(s) per annum as in effect from time to time in accordance with the Term Notes.  Such interest shall be payable monthly in arrears on the first day of each calendar month and on the Term Loans Maturity Date, and shall be computed on the daily unpaid balance of each Term Loan, based on a three hundred sixty (360) day year, counting the actual number of days elapsed.  The Borrower hereby authorizes the Lender to charge the Borrower’s revolving credit loan accounts for all such interest and/or for any or all principal amounts due and payable in respect of the Term Loans; provided, however, that the Lender shall be under no obligation to make any such charge to the Borrower’s revolving credit loan accounts (including, without limitation, if there is insufficient Availability at the time such interest and/or principal is due and payable).

(d)                                 Unless sooner due and payable by reason of an Event of Default hereunder having occurred, the Borrower shall pay to the Lender all of the then-outstanding Obligations in respect of the Term Loans on the Term Loans Maturity Date.

(e)                                  The Tranche A Term Loan shall be evidenced by a secured Term Note of the Borrower payable to the Lender or registered assigns, and the Tranche B Term Loan shall be evidenced by a secured Term Note of the Borrower payable to the Lender or registered assigns.

Section 2.03.  Fees and Premiums.

(a)                                  The Borrower shall pay the Closing Fees to the Lender simultaneously with the funding of the Term Loans on the Closing Date.  The Closing Fees shall be deemed fully earned on the Closing Date, and shall not be refundable in whole or in part and shall not be subject to reduction or set-off under any circumstances.

(b)                                 The Borrower shall further pay to the Lender, on the first (1st) day of each calendar month prior to the Revolving Credit Maturity Date or the earlier termination of the Revolving Credit Commitment and payment of the Obligations in accordance with Section 2.01(g) above, and upon the termination of the Revolving Credit Commitment and payment of the Obligations thereon, a collateral monitoring, availability and administrative fee in an amount equal to one-tenth of one percent (0.10%) of the average daily outstanding principal amount of Advances during the immediately preceding calendar month (which shall be appropriately prorated, based on a 30-day month, for any partial calendar month).

(c)                                  In the event of any prepayment of all or any portion of the Tranche B Term Loan at any time prior to the second (2nd) anniversary of the Closing Date, in addition to the payment of the subject principal amount and all unpaid accrued interest thereon, the Borrower shall be required to pay to the Lender a prepayment premium in an amount equal to two (2%) percent of the principal amount being prepaid; provided, however, that no such prepayment premium shall be required in respect of any mandatory prepayment pursuant to Section 2.02(b)(ii) above.

(d)                                 Payments received in respect of the Obligations after 2:00 p.m. Eastern time on any day shall be deemed to be received on the next succeeding Business Day, and if any payment is received other than by wire transfer of immediately available funds, such payment shall be subject to three (3) Business Days’ clearance prior to being credited to the Obligations for interest calculation purposes.

(e)                                  In the event that the Lender notifies the Borrower that the Lender is ready, willing and able to fund the Loans on substantially the terms of this Agreement and the Closing Date has not occurred within ten (10) days thereafter other than due to the fault of the Lender, then the Lender may, at any time thereafter until the Closing Date, terminate this Agreement by written notice to the Borrower, in which event the Borrower shall immediately pay to the Lender (i) an amount equal to all out-of-pocket costs, charges and expenses incurred by the Lender in respect of the transactions contemplated by this Agreement (over and above the $30,000 deposit heretofore paid to the Lender by the Borrower), and (ii) an additional fee in the amount of $100,000. This Section 2.03(e) shall survive any termination of this Agreement.

Section 2.04.  Use of Proceeds.  The Borrower shall utilize the proceeds of the Loans (a) on the Closing Date, to repay all then-outstanding Indebtedness owed by the Borrower to Textron Financial Corporation (assignee of Systran Financial Services Corporation) and to

Comerica Bank, and up to $                   of principal Indebtedness owed by the Borrower to Fatboy Capital, L.P. [and                                               ], and (b) from and after the Closing Date, to finance business acquisitions and for working capital and other general corporate purposes of the Borrower.

Section 2.05.  Further Obligations.  With respect to all Obligations for which the interest rate is not otherwise specified herein or in the Term Notes or applicable Loan Documents (whether such Obligations arise hereunder, pursuant to the Notes or Security Documents, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time pursuant to the Revolving Credit Note.

Section 2.06.  Application of Payments.  All amounts paid to or received by the Lender in respect of the Obligations from whatever source (whether from the Borrower, any Subsidiary pursuant to the Guaranty Agreement, any realization upon any Collateral, or otherwise) shall, unless otherwise specified in this Agreement or otherwise directed by the Borrower with respect to any particular payment (unless an Event of Default shall then be continuing, in which event the Lender may disregard the Borrower’s direction), be applied (a) first, to reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender which are reimbursable to the Lender in accordance with this Agreement, the Notes and/or any of the other Loan Documents, (b) next, to any accrued but unpaid fees or prepayment premiums, (c) next, to unpaid accrued interest on the Tranche A Term Loan, (d) next, to unpaid accrued interest on the Tranche B Term Loan, (e) next, to unpaid accrued interest on the Advances, (f) next, to the outstanding principal of the Tranche A Term Loan, to the extent then due and payable, (g) next, to the outstanding principal of the Tranche B Term Loan, to the extent then due and payable, (h) next, to the outstanding principal of the Advances, and (i) finally, to the payment of any other outstanding Obligations; provided, however, that during the continuance of an Event of Default, the Lender may apply any and all such amounts to such of the Obligations as the Lender may determine in its sole and absolute discretion.  After payment in full of the Obligations, any further amounts paid to or received by the Lender in respect of the Obligations shall be paid over to the Borrower or such other Person(s) as may be legally entitled thereto.

Section 2.07.  Sale or Maturity Date.  Anything elsewhere contained in this Agreement and/or the Notes to the contrary notwithstanding, (a) the Revolving Credit Commitment shall terminate and all Obligations shall become immediately due and payable, without requirement of notice or demand, upon the consummation of any Sale, and (b) the Revolving Credit Commitment shall terminate and all Obligations shall become immediately due and payable, without requirement of notice or demand, on the Revolving Credit Maturity Date or sooner upon the prepayment (or required prepayment) and/or conversion in full of the Term Loans.

Section 2.08.  Obligations Unconditional.

(a)                                  The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of the Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Lender.  All payments required by this Agreement and/or the Notes shall be paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off.  If the Borrower is required by law to make such a deduction or withholding from a payment hereunder, the Borrower shall pay to the Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, the Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.  The Borrower shall (i) pay the full amount of any deduction or withholding, which it is required to make by-law, to the relevant authority within the payment period set by the relevant law, and (ii) promptly after any such payment, deliver to the Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to the Lender.

(b)                                 If, at any time and from time to time after the Closing Date, (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by the Lender with any request or directive (whether or not having the force of law) from any governmental authority (A) subjects the Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to the Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of the Lender or its members), or (B) imposes on the Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to the Lender of making or continuing any Loan or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay to the Lender any additional amounts necessary to compensate the Lender, on an after-tax basis, for such additional cost or reduced amount as determined by the Lender.  If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.08(b), the Lender shall promptly notify the Borrower of the event by reason of which the Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 2.08(b) submitted by the Lender to the Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

Section 2.09.  Reversal of Payments.  To the extent that any payment or payments made to or received by the Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other person under any state or federal bankruptcy or other such law, then, to the extent thereof, such amounts shall be revived as Obligations and continue in full force and effect hereunder as if such payment or payments had not been received by the Lender.

III.                                REPRESENTATIONS AND WARRANTIES

As of the Closing Date and on each Borrowing Date (unless the representation and warranty refers to a specific date, in which case such representation and warranty shall continue to relate to such specific date), the Borrower hereby makes the following representations and warranties to the Lender, all of which representations and warranties shall survive the Closing Date, the delivery of the Notes and the making of the Loans, shall be continuing in nature so long as any Obligations are outstanding or the Revolving Credit Commitment remains in effect, and are as follows:

Section 3.01.  Financial Matters.

(a)                                  The Borrower has heretofore furnished to the Lender (i) the audited consolidated financial statements (including balance sheets, statements of income and statements of cash flows) of the Borrower and its Subsidiaries as at December 31, 2004, 2005 and 2006, and for the Fiscal Years then ended, and (ii) the unaudited consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 2007 and for the twelve (12) months then ended (collectively, the “Financial Statements”).

(b)                                 The Financial Statements (i) have been prepared in accordance with GAAP and Regulation S-X promulgated under the Act on a consistent basis for all periods (subject, in the case of unaudited statements, to the absence of full footnote disclosures, and to normal non-material audit adjustments), (ii) are complete and correct in all material respects, (iii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of said dates, and the results of their operations for the periods stated, (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s consolidated financial condition and the results of its consolidated operations as of the dates of and for the periods covered by such Financial Statements, and (v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities (including, without limitation, deferred revenues) of the Company and its Subsidiaries, fixed or contingent, and the results of their operations and transactions in their accounts, as of the dates and for the periods referred to therein.

(c)                                  Except as set forth in Schedule 3.01 of the Disclosure Schedule, the Borrower and its Subsidiaries do not have any liabilities, obligations or commitments of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise (collectively “Liabilities and Contingencies”), including, without limitation, Liabilities and Contingencies under employment agreements and with respect to any “earn-outs”, stock appreciation rights, or related compensation obligations, except: (i) Liabilities and Contingencies disclosed in the Financial Statements or footnotes thereto, (ii) Liabilities and Contingencies incurred in the ordinary course of business and consistent with past practice since the date of the most recent Financial Statements, or (iii) those Liabilities  and Contingencies which are not required to be disclosed under GAAP.  The reserves, if any, reflected on the consolidated balance sheet of the Borrower and its Subsidiaries included in the most recent Financial Statements are appropriate and reasonable.  Neither the Borrower nor any of its Subsidiaries has had or presently has any Indebtedness for money borrowed, outstanding obligations for the purchase price of property, contingent obligations or liabilities for taxes, or any unusual forward or long-term commitments,  except as specifically set forth or provided for in the Financial Statements or in Schedule 3.01 of the Disclosure Schedule.

(d)                                 Since the date of the most recent Financial Statements, except for the transactions pursuant to the Loan Documents and except as set forth in Schedule 3.01 of the

Disclosure Schedule, there has been no material adverse change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business, management or Business Operations of the Borrower or any of its Subsidiaries, including, without limitation, the following:

(i)                                     there has been no material change in any assumptions underlying, or in any methods of calculating, any bad debt, contingency or other reserve relating to the Borrower or any Subsidiary;

(ii)                                  there have been (A) no write-downs in the value of any inventory of, and there have been no write-offs as uncollectible of any notes, accounts receivable or other receivables of, the Borrower or any Subsidiary other than write-offs of accounts receivable reserved in full as of the date of the most recent financial statements delivered to the Lender which would not have a Material Adverse Effect, and (B) no reserves established for the uncollectibility of any notes, Accounts or other receivables of the Borrower or any Subsidiary except to the extent that same have been disclosed to the Lender in writing and would not, individually or in the aggregate, cause the outstanding Advances to exceed the Revolving Credit Commitment;

(iii)                               no debts have been cancelled, no claims or rights of substantial value have been waived and no properties or assets (real, personal or mixed, tangible or intangible) have been sold, transferred, or otherwise disposed of by the Borrower or any Subsidiary except (A) dispositions of worn-out or obsolete personal property, and (B) otherwise in the ordinary course of business and consistent with past practice;

(iv)                              there has been no change in any method of accounting or accounting practice utilized by the Borrower or any Subsidiary;

(v)                                 no material casualty, loss or damage has been suffered by the Borrower or any Subsidiary, regardless of whether such casualty, loss or damage is or was covered by insurance;

(vi)                              there have been no announced changes in the policies or practices of any customer, supplier or referral source which would reasonably be expected to have a Material Adverse Effect;

(vii)                           there has been no incurrence by the Company or any Subsidiary of (A) any liability or obligation outside of the ordinary course of business, or (B) any Indebtedness other than Permitted Indebtedness;

(viii)                        there has been no declaration, setting aside or payment of any dividend or distribution or any other payment of any kind by the Borrower to or in respect of any equity securities of the Borrower; and

(ix)                                No action described in this Section 3.01(d) has been agreed to be taken by the Borrower or any Subsidiary.

(e)           The Borrower and its Subsidiaries have in place adequate systems of internal controls and disclosure controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and Regulation S-X and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Borrower and its management are able to obtain timely and accurate information regarding the Business Operations and all material transactions relating to the Borrower and the Subsidiaries; and no material deficiency exists with respect to the Borrower’s or any Subsidiary’s systems of internal controls.

(f)            All of the SEC Reports, as of the respective dates thereof, complied in all material respects, as applicable, with the Act and the Exchange Act.

Section 3.02.  Organization; Corporate Existence.

(a)           The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, (iii) is qualified to do business as a foreign corporation in each jurisdiction (including, without limitation, the State of Texas) in which the failure of the Borrower to be so qualified would have a Material Adverse Effect, and (iv) has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under, the Loan Documents.  True and complete copies of the Organic Documents of the Borrower, together with all amendments thereto, have been furnished to the Lender.

(b)           On the date of this Agreement, the outstanding capital stock of the Company, and the number and amount of all outstanding options, warrants, convertible securities, subscriptions and other rights to acquire capital stock of the Company, are as set forth in Schedule 3.02 of the Disclosure Schedule.

(c)           Schedule 3.02 of the Disclosure Schedule further sets forth, with respect to each Active Subsidiary on the date of this Agreement, (i) its proper legal name, (ii) its jurisdiction of incorporation or formation, (iii) the jurisdictions in which it is qualified to do business as a foreign entity, (iv) the number of shares of capital stock or ownership interests outstanding, and (v) the owner of such outstanding capital stock or other ownership interests.  Each of the Active Subsidiaries (A) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (B) has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, and to execute and deliver, and perform all of its obligations under, the Loan Documents to which it is a party, and (C) is not required to be qualified to do business as a foreign entity in any jurisdiction in which it is not so qualified and the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.  True and complete copies of the Organic Documents of each Active Subsidiary, together with all amendments thereto to the date hereof, have been furnished to the Lender.

(d)           On the date of this Agreement, the Borrower has no Subsidiaries other than the Active Subsidiaries and the Dissolving Subsidiaries.  Each of the Dissolving Subsidiaries (i) has no material assets or liabilities, (ii) is not engaged in the conduct of any active business operations, and (iii) is actively pursuing its dissolution as a legal entity.

Section 3.03.  Authorization.

(a)           The execution, delivery and performance by the Borrower and the Subsidiaries of their respective obligations under the Loan Documents have been duly authorized by all requisite corporate, company, partnership and other action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (i) violate any provision of Applicable Law, any order of any court or other agency of government, any provision of the Organic Documents of the Borrower or any Subsidiary, or any Contract, indenture, agreement or other instrument to which the Borrower or any of the Subsidiaries is a party, or by which the Borrower or any of the Subsidiaries or any of its assets or properties are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or, except as may be provided in the Loan Documents, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower or any of the Subsidiaries pursuant to, any such Contract, indenture, agreement or other instrument.  When executed and delivered, each Loan Document to which the Borrower or any Subsidiary is a party will constitute the valid and binding obligation of the Borrower or such Subsidiary (as applicable), enforceable against the Borrower or such Subsidiary in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general principles of equity.

(b)           Neither the Borrower nor any of the Subsidiaries is required to obtain any Government Approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents.

Section 3.04.  Litigation.  Except as disclosed on Schedule 3.04 of the Disclosure Schedule, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any of their respective assets, which, if adversely determined, would have a Material Adverse Effect.  The Borrower has no Knowledge of any state of facts, events, conditions or circumstances which would properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation (including, without limitation, any unfair labor practice charges, interference with union organizing activities, or other labor or employment claims) against or with respect to the Borrower or any Subsidiary which, if adversely determined, would have a Material Adverse Effect.

Section 3.05.  Material Contracts.  Except as disclosed on Schedule 3.05 of the Disclosure Schedule, neither the Borrower nor any of the Subsidiaries is (a) a party to any Contract, agreement or instrument or subject to any charter or other corporate or organizational restriction which has had or could reasonably be expected to have a Material Adverse Effect, (b)

a party to any collective bargaining agreement, or (c) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract, agreement or instrument to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

Section 3.06.  Title to Properties.  The Borrower and each of the Subsidiaries has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, encumbrances or other Liens of any kind, except for restrictions on the nature of use thereof imposed by Applicable Law, and except for Permitted Liens, none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the Business Operations as presently conducted, or materially impair the value of such properties and assets for the purpose of such business.

Section 3.07.  Real Property.  Schedule 3.07 of the Disclosure Schedule sets forth a correct and complete list of all Real Properties currently leased or occupied by the Borrower and/or any of the Subsidiaries.  Neither the Borrower nor any of the Subsidiaries owns any Real Properties.  The Borrower and each Subsidiary has a valid lessee’s interest in each Real Property currently leased or occupied by the Borrower or such Subsidiary.  Neither the Borrower, any Subsidiary, or, to the Borrower’s Knowledge, any other party thereto, is in material breach or violation of any requirements of any such lease; and such Real Properties are in good condition (reasonable wear and tear excepted) and are adequate for the current and proposed businesses of the Borrower and the Subsidiaries.

Section 3.08.  Machinery and Equipment.  The machinery and equipment owned and/or used by the Borrower and the Subsidiaries is, as to each individual material item of machinery and equipment, and in the aggregate as to all such equipment, in good and usable condition and in a state of good maintenance and repair (reasonable wear and tear excepted), and adequate for its use in the Business Operations.

Section 3.09.  Capitalization.  Except as set forth in Schedule 1.01 or Schedule 3.02 of the Disclosure Schedule and for new Subsidiaries formed in accordance with Section 5.11 below, the Borrower does not, directly or indirectly, own any capital stock of or any form of equity interest in any other Person.

Section 3.10.  Solvency.  After giving effect to the Loans and the other transactions contemplated hereby, the borrowings made and/or to be made by the Borrower under this Agreement do not and will not render the Borrower insolvent or with unreasonably small capital for its business; the fair saleable value of all of the assets and properties of the Borrower does now, and will, upon the funding of the Loans contemplated hereby, exceed the aggregate liabilities and Indebtedness of the Borrower (including contingent liabilities); the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property; the Borrower has no knowledge of any Person contemplating the filing of any such petition against the Borrower; and the Borrower reasonably anticipates that it will be able to pay its debts as they mature.

Section 3.11.  No Investment Company.  The Borrower is not an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.12.  Margin Securities.  The Borrower does not own or have any present intention of acquiring any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”).  None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

Section 3.13.  Taxes.

(a)           All federal, state and local tax returns and tax reports required to be filed by the Borrower and/or any Subsidiary have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed.  All federal, state and local income, franchise, sales, use, property, excise, ad valorem, value-added, payroll and other taxes (including interest, penalties and additions to tax and including estimated tax installments where required to be filed and paid) due from or with respect to the Borrower and the Subsidiaries have been paid to the extent due and payable, and appropriate accruals have been made on the Borrower’s books for taxes not yet due and payable.  All taxes and other assessments and levies which the Borrower and/or any Subsidiary is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable.  Except as set forth in Schedule 3.13 of the Disclosure Schedule, there are no outstanding or pending material claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Borrower or any Subsidiary, and no outstanding tax Liens.

(b)           Except as disclosed in Schedule 3.13 of the Disclosure Schedule, the Borrower has no Knowledge and has not received notice of any pending audit with respect to any federal, state or local tax returns of the Borrower or any Subsidiary, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Borrower or any Subsidiary.

Section 3.14.  ERISA.  Except as set forth in Schedule 3.14 of the Disclosure Schedule, neither the Borrower nor any ERISA Affiliate of the Borrower maintains or has any obligation to make any contributions to any pension, profit sharing or other similar plan providing for deferred compensation to any employee.  With respect to any such plan(s) as may now exist or may hereafter be established by the Borrower or any ERISA Affiliate of the Borrower, and which constitutes an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, except as set forth on Schedule 3.14 of the Disclosure Schedule:  (a) the Borrower or the subject ERISA Affiliate has paid and shall cause to be paid when due all amounts necessary to fund such plan(s) in accordance with its terms, (b) except for normal premiums payable by the Borrower to the Pension Benefit Guaranty Corporation (“PBGC”), the Borrower or the subject ERISA Affiliate has not taken and shall not take any action which could result in any liability to the PBGC, or any of its successors or assigns, (c) the present value of all accrued benefits thereunder shall not at any time exceed the value of the assets of such plan(s) allocable to such accrued benefits, (d) there have not been and there shall not be any transactions such as would cause the imposition of any tax or penalty under Section 4975 of the Code or under Section 502 of ERISA, which would adversely affect the funded benefits attributable to the Borrower or the subject ERISA Affiliate, (e) there has not been and there shall not be any termination or partial termination thereof (other than a partial termination resulting solely from a reduction in the number of employees of the Borrower or an ERISA Affiliate of the Borrower, which reduction is not anticipated by the Borrower), and there has not been and there shall not be any “reportable event” (as such term is defined in Section 4043(b) of ERISA) on or after the effective date of Section 4043(b) of ERISA with respect to any such plan(s) subject to Title IV of ERISA, (f) no “accumulated funding deficiency” (as defined in Section 412 of the Code) has been or shall be incurred on or after the effective date of Section 412 of the Code, (g) such plan(s) have been and shall be determined to be “qualified” within the meaning of Section 401(a) of the Code, and have been and shall be duly administered in compliance with ERISA and the Code, and (h) the Borrower is not aware of any fact, event, condition or cause which might adversely affect the qualified status thereof.  As respects any “multi-employer plan” (as such term is defined in Section 3(37) of ERISA) to which the Borrower or any ERISA Affiliate thereof has heretofore been, is now, or may hereafter be required to make contributions, the Borrower or such ERISA Affiliate has made and shall make all required contributions thereto, and there has not been and shall not be any “complete withdrawal” or “partial withdrawal” (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on the part of the Borrower or such ERISA Affiliate.

Section 3.15.  Intellectual Property.  The Borrower and the Subsidiaries own or have the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other intellectual property used, marketed and sold in the Business Operations, and the Borrower and the Subsidiaries are in compliance in all material respects with all licenses, user agreements and other such agreements regarding the use of intellectual property used in the Business Operations; and the Borrower has no Knowledge that or received notice claiming that any of such intellectual property infringes upon or violates the rights of any other Person.

Section 3.16.  Compliance with Laws.  The Borrower and the Subsidiaries are in compliance with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling and other Applicable Law (including, without limitation, healthcare laws and regulations, and healthcare reimbursement laws and regulations) which are material to the Business Operations, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.  To the Borrower’s Knowledge, there are no state or facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any Applicable Law, or which may give rise to the assertion of any such violation, which could have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received written notice of default or violation, nor is the Borrower or any Subsidiary in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Borrower’s or any Subsidiaries’ business, affairs, properties or assets, which default(s) or violation(s) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received written notice of or been charged with, or is, to the Borrower’s Knowledge, under investigation with respect to, any violation(s) of any provision of any Applicable Law, which violation(s) would, individually or in the aggregate, have a Material Adverse Effect.

Section 3.17.  Licenses and Permits.  The Borrower and each Subsidiary has all federal, state and local licenses and permits required to be maintained in connection with the Business Operations, except where the failure to maintain any such license or permit would not, individually or in the aggregate, have a Material Adverse Effect; and all such licenses and permits are valid and in full force and effect.  The Borrower and each Subsidiary has complied with the requirements of such licenses and permits in all material respects, and has received no notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. There is no circumstance or condition Known to the Borrower that would cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

Section 3.18.  Insurance.  Schedule 3.18 of the Disclosure Schedule lists all insurance coverages maintained by the Borrower and the Subsidiaries, including the names of insurers, policy limits and deductibles.  Neither the Borrower nor any Subsidiary has received written notice of cancellation or intent not to renew any of such policies, and to the Borrower’s Knowledge, there has not occurred, and there does not exist, any condition (other than general industry-wide conditions) such as would cause any of such insurers to cancel any of such insurance coverages, or would be reasonably likely to materially increase the premiums charged to the Company and the Subsidiaries for coverages consistent with the scope and amounts of coverages as in effect on the date of this Agreement.

Section 3.19.  Environmental Laws.

(a)           The Borrower and each Subsidiary has complied with all Environmental Laws relating to its business and properties, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and to the Borrower’s Knowledge, there exist no Hazardous Substances in amounts in violation of applicable Environmental Laws on any of the Real Properties the existence of which would have a Material Adverse Effect, except those that are stored and used in compliance with Applicable Laws.

(b)           Neither the Borrower nor any Subsidiary has received notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Borrower or any Subsidiary, (ii) asserts or alleges that the Borrower or any Subsidiary is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials, or (iii) asserts or alleges that the Borrower or any Subsidiary is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Borrower or any Subsidiary.  To the Borrower’s Knowledge, neither the Borrower nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws.  To the Borrower’s Knowledge, neither the Borrower nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws.  Neither the Borrower nor any Subsidiary is a participant in, nor does the Borrower have Knowledge of, any governmental investigation involving any of the Real Properties.

(c)           Neither the Borrower or any Subsidiary nor, to the Borrower’s Knowledge, any other person, firm, corporation or governmental entity has caused or permitted any Hazardous Substances or other materials to be stored, deposited, treated, recycled or disposed of on or at any of the Real Properties which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

(d)           As used in this Section 3.19 and in Section 5.08 below, the following terms have the following meanings:

“Environmental Laws” include all federal, state, and local laws, rules, regulations, ordinances, permits, orders, and consent decrees agreed to by the Borrower or any Subsidiary, relating to health, safety, and environmental matters applicable to the business and property of the Borrower or any Subsidiary.  Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., as amended; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. §2601 et seq., as amended; and the Clean Water Act, 33 U.S.C. §1331 et seq., as amended.

“Hazardous Substances”, “Release”, “Respond” and “Response” shall have the meanings assigned to them in CERCLA, 42 U.S.C. §9601, as amended.

“Notice” means any actual summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other written communication from the United States Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances in amounts in violation of Environmental Laws on or transported off any Real Properties; the imposition of any liens asserted by government entities in connection with any Borrower’s or Subsidiary’s response to the presence or Release of Hazardous Substances in amounts in violation of Environmental Laws; and any alleged violation of or responsibility under any Environmental Laws.

Section 3.20.  Sensitive Payments.  Neither the Borrower nor any Subsidiary has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) done business with or proposes to do business with any country, or any Person in any country, which is prohibited or restricted under any Applicable Law of the United States, or engaged in or proposes to engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar laws, rules or regulations of any federal, state, local or foreign government or governmental agency.

Section 3.21.  Full Disclosure.  No statement of fact made by the Borrower in this Agreement or any other Loan Document, in any SEC Report, or in any information memorandum, business summary, agreement, certificate, schedule or other written statement furnished by the Borrower to the Lender pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make any statements contained herein or therein not misleading, in any manner or instance in which the correction of such statement would indicate, result in or reflect a Material Adverse Effect relative to the represented facts.  Except for matters of a general economic or political nature which do not affect the Borrower or any Subsidiary uniquely, there is no fact presently known to the Borrower or any Subsidiary which has not been disclosed to the Lender, which has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.22.  Reaffirmation.  Each and every request by the Borrower for Advances shall constitute a reaffirmation of the truth and accuracy of the Borrowers’ representations and warranties made in this Agreement and the Security Documents on and as of the date of such request.

IV.           CONDITIONS OF MAKING THE LOANS

A.            The obligation of the Lender to make the initial Loans hereunder and to consummate the other transactions contemplated hereby are subject to the following conditions precedent:

Section 4.01.  Representations and Warranties.  The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct on and as of the Closing Date.

Section 4.02.  Loan Documents.  The Borrower and the Active Subsidiaries (as applicable) shall have duly executed and/or delivered to the Lender all of the following:

(a)           The Notes;

(b)           The Guaranty Agreement, the Collateral Agreement, the Validity Guaranties (which shall also have been executed and delivered by John B. Kaiser and James J. TerBeest, respectively) and any and all other Security Documents required by the Lender at the Closing Date (including, without limitation, any Landlord Waivers or consents required by the Lender);

(c)           The Warrant;

(d)           The Registration Rights Agreement;

(e)           A certificate or certificates of insurance, with loss payable endorsements, evidencing the insurance required by Section 5.01(d) hereof;

(f)            A current Borrowing Base report in conformity with Section 5.04(e) hereof, and a written request for the borrowing of the Term Loans (and, if applicable, the initial Advance);

(g)           A certificate of the Secretary or an Assistant Secretary of the Borrower and each Active Subsidiary, certifying the votes of the Boards of Directors or other applicable governing body of the Borrower and the Active Subsidiaries, authorizing and directing the execution and delivery of the Loan Documents to which they are a party and all further agreements, instruments, certificates and other documents pursuant hereto and thereto;

(h)           A certificate of the Secretary or an Assistant Secretary of the Borrower and each Active Subsidiary, certifying the names of the officers of the Borrower and the Active Subsidiaries who are authorized to execute and deliver the Loan Documents and all other agreements, instruments, certificates and other documents to be delivered by the Borrower or such Active Subsidiary pursuant hereto and thereto, together with the true signatures of such officers.  The Lender may conclusively rely on such certificate until the Lender shall receive any further such certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

(i)            Certified copies of the Organic Documents of the Borrower and each Active Subsidiary, and a certificate of the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Borrower and each Active Subsidiary (and, in the case of the Borrower, the State of Texas), dated reasonably prior to the Closing Date, stating that the Borrower or the subject Active Subsidiary is duly formed and in good standing in such jurisdiction; and

(j)            Such other agreements, instruments, documents and certificates (including, without limitation, satisfactory lien and judgment searches respecting the Borrower and the Subsidiaries) as the Lender or its counsel may reasonably request.

Section 4.03.  Payoff and Release Letters.  The Borrower shall have received, and shall have delivered to the Lender, a payoff and release letters signed by Textron Financial Corporation (assignee of Systran Financial Services Corporation) and, if available, Comerica Bank, respectively, in form and substance satisfactory to the Lender, (a) confirming the amount required to be paid to each such lender on the Closing Date in order to pay all of the Borrower’s and its Subsidiaries’ obligations to such lender, (b) affirming that, upon receipt of such amount on the Closing Date, all liens, encumbrances and security interests held by such lender shall be terminated and released, and all collateral shall be released and retuned to the Borrower, and (c) authorizing the filing, upon receipt of such amount on the Closing Date, of termination statements in respect of all lien filings against the Borrower and/or the Subsidiaries in respect of such liens, encumbrances and security interests of such lender.  The Borrower shall pay such amounts to such creditors on the Closing Date out of the proceeds of the Term Loans and, if applicable, the initial Advance.

Section 4.04.  Legal Opinion.  The Lender shall have received the favorable written opinions of Kane Russell Coleman & Logan, P.C., Morrison & Foerster, and any local firm(s) as required, counsel for the Borrower and the Active Subsidiaries, dated the Closing Date, reasonably satisfactory to the Lender and its counsel in scope and substance.

Section 4.05.  Interest, Fees and Reimbursements.  The Borrower shall have paid the Closing Fees, and shall have paid or reimbursed the Lender for its reasonable out-of-pocket costs, charges and expenses incurred to the Closing Date; and in connection herewith, the Borrower hereby irrevocably authorizes the Lender to charge such amounts as Advances to the Borrower’s revolving credit loan account.  Failure of the Lender to effect any such charge shall not excuse the Borrower from its obligation to pay such amounts.

Section 4.06.  Further Matters.  All legal matters, and the form and substance of all documents, incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lender.

Section 4.07.  No Default.  No Default or Event of Default shall have occurred and be continuing.

B.            The obligation of the Lender to make any Advances subsequent to the Closing Date is subject to (a) the representations and warranties set forth in Article III and in the other Loan Documents being true and correct in all material respects (except that, to the extent that any representation or warranty is already qualified by concepts of materiality and/or Material Adverse Effect, then such representations and warranties shall be true and correct in all respects while giving effect to the materiality and/or Material Adverse Effect qualifiers therein) on and as of the subject Borrowing Date, (b) the Lender’s receipt of a current Borrowing Base report in conformity with Section 5.04(e) hereof, (c) the execution and delivery of such further Security Documents as the Lender may have reasonably requested pursuant to the Security Documents theretofore executed and delivered, and (d) there being no continuing Default or Event of Default.

V.           AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that, from the date hereof and until all Obligations (whether now existing or hereafter arising) have been paid in full and the Revolving Credit Commitment has been terminated, unless the Lender shall otherwise consent in writing, the Borrower shall, and shall cause each of its Subsidiaries to:

Section 5.01.  Corporate and Insurance.  Do or cause to be done all things necessary to at all times (a) preserve, renew and keep in full force and effect its corporate or other legal existence, rights, licenses, permits and franchises (except that the Dissolving Subsidiaries shall continue diligently to pursue and complete their dissolution), (b) comply with the Loan Documents and any other agreements and instruments executed and delivered hereunder and thereunder (to the extent a party thereto), (c) maintain, preserve and protect all of its franchises and material trade names, and preserve all of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto, so that the Business Operations carried on in connection therewith may be properly and advantageously conducted at all times, (d) maintain insurance in amounts, on such terms and against such risks (including fire and other hazards insured against by extended coverage, public liability insurance covering claims for personal injury, death or property damage, and professional liability insurance) as are customary for companies of similar size in the same or similar businesses and operating in the same or similar locations, as well as all such other insurance as is required by the Collateral Agreement, each of which policies (other than workers compensation) shall be issued by a financially sound and reputable insurer reasonably satisfactory to the Lender and shall name the Lender as loss payee and additional insured as its interest appears and provide for the Lender to receive written notice thereof at least thirty (30) days prior to any cancellation of the subject policy, and (e) comply in all material respects with all material Contracts and material obligations to which it is a party or by which it is bound, all benefit plans which it maintains or is required to contribute to, and all Applicable Law (including, without limitation, Environmental Laws, healthcare laws and regulations and healthcare reimbursement laws and regulations) material to its Business Operations, and all requirements of its insurers, whether now in effect or hereafter enacted, promulgated or issued.  The Borrower will provide to the Lender a certificate of the foregoing insurance, promptly upon request.

Section 5.02.  Payment of Taxes.  File, pay and discharge, or cause to be paid and discharged, all material taxes, assessments and governmental charges or levies imposed upon the Borrower and/or any Subsidiary or upon its income and profits or upon any of its property (real, personal or mixed) or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, might become a Lien or charge upon such property or any part thereof; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and (b) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of the Borrower’s or such Subsidiary’s property shall be seized or sold in satisfaction thereof.

Section 5.03.  Notices.  Give prompt written notice to the Lender of (a) the filing by the Borrower of any SEC Reports, (b) any proceedings instituted against the Borrower or any Subsidiary in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and (c) the occurrence of any material casualty to any Collateral, any Material Adverse Effect, or any Default (if the Borrower knows or reasonably should know of the existence thereof) or Event of Default, and the action that the Borrower has taken, is taking, or proposes to take with respect thereto.

Section 5.04.  Periodic Reports.  Furnish to the Lender:

(a)           Within ninety (90) calendar days after the end of each Fiscal Year, consolidated balance sheets, and consolidated and consolidating statements of income, statements of stockholders’ equity, and statements of cash flows of the Borrower and its Subsidiaries, together with footnotes and supporting schedules thereto, certified (as to the consolidated statements) by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender, showing the financial condition of the Borrower and its Subsidiaries at the close of such Fiscal Year and the results of operations of the Borrower and its Subsidiaries during such Fiscal Year;

(b)           Within thirty (30) calendar days after the end of each calendar month (forty-five (45) calendar days in the case of the end of a fiscal quarter), consolidated (and, if specifically requested by the Lender reasonably in advance, but not more frequently than quarterly, consolidating) unaudited balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries, together with supporting schedules thereto, prepared by the Borrower and certified by the Borrower’s Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, such balance sheets to be as of the close of such calendar month and such statements of income and statements of cash flows to be for the period from the beginning of the then-current Fiscal Year to the end of such calendar month, together with comparative statements of income and cash flows for the corresponding period in the immediately preceding Fiscal Year, in each case subject to normal audit and year-end adjustments;

(c)           Concurrently with the delivery of each of the financial statements required by Sections 5.04(a) and 5.04(b) above, a certificate on behalf of the Borrower (signed by the Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Borrower), certifying that he has examined the provisions of this Agreement and that no Default or Event of Default has occurred and/or is continuing;

(d)           Within fifteen (15) calendar days after the end of each calendar month, an accounts receivable aging report and an accounts payable aging report for the Borrower and the Subsidiaries (each on a consolidated and consolidating basis);

(e)           On or prior to the fifteenth (15th) calendar day of each calendar month, a detailed calculation of the Borrowing Base as of the close of the immediately preceding calendar month (which shall include a roll-forward from such month-end to as recent a day as practicable, reflecting sales and collections (separately for billed Accounts and unbilled Accounts) since the close-out of the preceding calendar month); and on or prior to the last calendar day of each calendar month, a reasonably detailed calculation of the Borrowing Base as of the fifteenth day of such calendar month (which shall include a roll-forward to as recent a day as practicable, reflecting sales and collections (separately for billed Accounts and unbilled Accounts) since the fifteenth day of such calendar month); all such Borrowing Base reports to be in form and substance, and with supporting documentation, reasonably satisfactory to the Lender;

(f)            As soon as approved by the Borrower’s Board of Directors (but in any event not later than after the beginning of each Fiscal Year), a budget and operating plan (on a month-by-month basis) for such Fiscal Year, in such detail as may reasonably be required by the Lender;

(g)           As and when distributed to the Borrower’s stockholders, copies of all proxy materials, reports and other information which the Borrower provides to its stockholders in their capacity as such; and as and when distributed to any other holders of Indebtedness of the Borrower or the Subsidiaries, copies of all reports, statements and other information provided in writing to such lenders; and

(h)           Promptly, from time to time, such other information regarding the Borrower’s or any Subsidiary’s operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

To the extent that the financial statements required by Sections 5.04(a) and 5.04(b) are contained in any SEC Reports filed by the Borrower within the required time period for the delivery of such financial statements, then the Borrower shall be deemed to have complied with the subject financial statement delivery by notifying the Lender of the filing of the subject SEC Report.

To the extent that any report or other delivery required under this Section 5.04 or elsewhere in this Agreement will, at the time of anticipated delivery to the Lender, contain any material non-public information, the Borrower will notify the Lender thereof as promptly as practicable prior to the delivery of such report (but without disclosing the specific items of material non-public information or the nature thereof), and if so requested by the Lender prior to the required date of the information delivery hereunder, the Borrower shall (x) if reasonably practicable, redact such material non-public information from the subject report prior to the delivery thereof to the Lender, or (y) defer delivery of such report until such time as the Borrower has made public disclosure of the subject material information or the Lender has affirmatively requested delivery of such report.  Absent timely request by the Lender as aforesaid, the Borrower shall make the required delivery to the Lender on a timely basis.

Section 5.05.  Books and Records; Inspection.  Maintain centralized books and records regarding all of the Business Operations at the Borrower’s principal place of business, and permit agents or representatives of the Lender at reasonable intervals to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the Business Operations, all of the Borrower’s and its Subsidiaries’ various facilities, books and records (wherever located), to make copies, abstracts and/or reproductions thereof, and to discuss the business and affairs of the Borrower and the Subsidiaries with the management of the Borrower; and without limitation of the foregoing, the Lender may engage an independent auditing firm to conduct an audit of the Collateral and the Borrower’s books and records on an annual basis.

Section 5.06.  Accounting.  Maintain a standard system of accounting in order to permit the preparation of financial statements in accordance with GAAP and Regulation S-X promulgated under the Act.

Section 5.07.  Reimbursements.  Pay or reimburse the Lender or other appropriate Persons on demand for all reasonable costs, expenses and other charges incurred or payable from time to time in connection with the transactions contemplated by this Agreement, any routine SEC filings required to report the Lender’s and its Affiliates’ beneficial ownership of Common Stock, any waivers or amendments in respect of any Loan Documents, any “workout” or enforcement action, and any bankruptcy or insolvency proceedings relating to the Borrower or any Subsidiary, including but not limited to any and all search fees, recording fees, costs of inspections and legal and accounting fees; provided that, except for any such audit conducted during the continuance of an Event of Default, the Borrower shall not be obligated to pay or reimburse the Lender for the cost of more than one audit performed by an independent auditing firm (as contemplated by Section 5.05 above) in any twelve (12) month period.

Section 5.08.  Environmental Response.  In the event of any material discharge, spill, injection, escape, emission, disposal, leak or other Release of Hazardous Substances in amounts in violation of applicable Environmental Laws by the Borrower or any Subsidiary on any Real Property owned or leased by the Borrower or any Subsidiary, which is not authorized by a permit or other approval issued by the appropriate governmental agencies and which requires notification to or the filing of any report with any federal or state governmental agency, the Borrower shall promptly: (a) notify the Lender; and (b) comply with the notice requirements of the Environmental Protection Agency and applicable state agencies, and take all steps necessary to promptly clean up such discharge, spill, injection, escape, emission, disposal, leak or other Release in accordance with all applicable Environmental Laws and the Federal National Contingency Plan, and, if required by Applicable Law, receive a certification from all applicable state agencies or the Environmental Protection Agency, that such Real Property has been cleaned up to the satisfaction of such agency(ies).

Section 5.09.  Management.  Cause James B Kaiser to continue to be employed or to function as the chief executive officer of the Borrower, and James J. TerBeest to be employed or to function as the chief financial officer of the Borrower, unless a successor is appointed within sixty (60) days after the termination of such individual’s employment, and such successor is reasonably satisfactory to the Lender.

Section 5.10.  Use of Proceeds.  Cause all proceeds of the Loans to be utilized solely in the manner and for the purposes set forth in Section 2.04 hereof.

Section 5.11.  Future Subsidiaries.  At any time and from time to time when the Borrower or any of its Subsidiaries proposes to form or acquire any Subsidiary subsequent to the Closing Date, or in the event that and at such time as any of the Dissolving Subsidiaries shall have or hold any material assets or shall engage in active business operations, the Borrower shall give written notice thereof to the Lender reasonably in advance of the formation or acquisition of such Subsidiary or such change of status of a Dissolving Subsidiary, providing information therefor of the type called for in Schedule 3.02 of the Disclosure Schedule; and contemporaneously with the formation or acquisition of such new Subsidiary or such change of status of a Dissolving Subsidiary, the Borrower shall cause such new Subsidiary or affected Dissolving Subsidiary to execute and deliver (a) a guaranty agreement in substantially the form of the Guaranty Agreement (or a joinder agreement with respect to the existing Guaranty Agreement in form and substance reasonably satisfactory to the Lender), and (b) a Collateral Agreement (with completed perfection certificate and other appropriate Security Documents) in substantially the form of the Collateral Agreement as currently in place (or a joinder agreement with respect to the existing Collateral Agreement in form and substance reasonably satisfactory to the Lender) and other Security Documents as reasonably requested by the Lender.  Nothing contained in this Section

5.11 shall be deemed to constitute any waiver by the Lender of any consent otherwise required under this Agreement or any other Loan Document with respect to the formation or acquisition of any Subsidiary or any change in status of a Dissolving Subsidiary.

Section 5.12.  Landlord Waivers.  To the extent reasonably requested by the Lender from time to time subsequent to the Closing Date, use commercially reasonable efforts to obtain, within thirty (30) days after the Lender’s request therefor, in form and substance reasonably satisfactory to the Lender, any and all bailee waivers, warehousemen’s waivers, Landlord Waivers and/or access agreements requested by the Lender in respect of locations where there is stored or held any material books or records, or any other Collateral having an aggregate fair market value in excess of $25,000 (including, without limitation, existing offices in Dallas, Texas,                        and                               ).

Section 5.13.  Deposit Accounts.  Notify the Lender upon opening any new bank account or securities account, and cause the subject bank or securities intermediary promptly to execute and deliver to the Lender a Control Agreement in respect of such bank account or securities account; and this Section 5.13 shall also be applicable to any and all bank accounts for which Control Agreements have not been entered into on the Closing Date if (a) the funds in such bank account exceed $10,000, or (ii) the funds held in the Bank Accounts for which Control Agreements are not in place exceed $25,000 in the aggregate; and to the extent that a required Control Agreement is not entered into within thirty (30) days after the Closing Date, then the subject bank account(s) shall be promptly closed and the funds held therein shall be transferred to one or more accounts at another banking institution which has executed and delivered a Control Agreement in respect of such account(s) in form and substance satisfactory to the Lender.

VI.          NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that, until all Obligations (whether now existing or hereafter arising) have been paid in full and the Revolving Credit Commitment has been terminated, unless the Lender shall otherwise consent in writing, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

Section 6.01.  Indebtedness.  Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, other than:

(a)           Indebtedness to the Lender pursuant to the Loan Documents;

(b)           liabilities with respect to trade obligations, accounts payable, or other similar payments, operating leases and other normal accruals incurred in the ordinary course of business, or with respect to which the Borrower or the subject Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or the subject Subsidiary has set aside on its books adequate reserves therefor;

(c)           Indebtedness existing on the date of this Agreement owed to those Persons, in those amounts and having those maturities as set forth in Schedule 6.01 of the Disclosure Schedule;

(d)           Capitalized Leases reflected in the Financial Statements, and Capitalized Leases hereafter entered into by the Borrower or its Subsidiaries in the ordinary course of the Business Operations;

(e)           purchase money Indebtedness incurred in connection with the Borrower’s or its Subsidiaries’ acquisition of capital assets in the ordinary course of the Business Operations;

(f)            Subordinated Debt in such amounts and upon such terms and conditions as shall be acceptable to the Lender in its sole and absolute discretion;

(g)           intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries; and

(h)           Guarantees to the extent permitted pursuant to Section 6.03 below.

Section 6.02.  Liens.  Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

(a)           subject to Section 5.02 above, Liens securing the payment of taxes which are either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower or the subject Subsidiary shall have set aside on its books adequate reserves;

(b)           deposits under workers’ compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of money borrowed) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(c)           statutory Liens of landlords and Liens imposed by law, such as, carriers’, warehousemen’s, materialmen’s or mechanics’ liens, incurred by the Borrower or any Subsidiary in good faith in the ordinary course of business and discharged promptly after same are incurred; fully bonded Liens arising out of a judgment or award against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured; and Liens arising out of a judgment or award against the Borrower or any Subsidiary which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage;

(d)           other Liens incurred in connection with Indebtedness expressly permitted pursuant to Section 6.01(d) and/or Section 6.01(e) above, provided that such Liens do not extend to any assets or property other than the specific assets or properties acquired pursuant to such permitted Indebtedness;

(e)           encumbrances consisting of easements, rights-of-way, survey exceptions and other similar restrictions on the use of Real Property, or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries (provided that the placement by the owner of any leased Real

Property of a mortgage or deed of trust on the subject land and/or building shall not be deemed a Lien on the leasehold interest of the Borrower or the subject Subsidiary);

(f)            Liens in existence on the date of this Agreement, as set forth on Schedule 6.02 of the Disclosure Schedule;

(g)           Liens arising out of judgments or awards (i) which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage, or (ii) with respect to which the Borrower or the subject Subsidiary shall be prosecuting an appeal in good faith and in respect of which a stay of execution shall have been issued;

(h)           Liens in favor of the Lender; and

(i)            extensions, renewals or replacements of any Lien referred to in clauses (a) through (g) above, provided that same shall not effect any increase in any principal amount secured thereby.

Section 6.03.  Guarantees.  Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except (a) endorsements of negotiable instruments for collection in the ordinary course of business, and (b) guarantees by the Borrower of obligations of Wholly-Owned Subsidiaries (other than Dissolving Subsidiaries) in the ordinary course of business.

Section 6.04.  Sales of Assets and Management.  (a) Sell, lease, transfer, encumber or otherwise dispose of any of the Borrower’s or any Subsidiary’s properties, assets, rights, licenses or franchises (including, without limitation, equity interests in Subsidiaries) other than (i) sales of inventory in the ordinary course of business, (ii) licenses, joint ventures and related transactions entered into, modified or terminated in the ordinary course of business, or (iii) the disposition of surplus or obsolete personal properties in the ordinary course of business, or (b) permit any Affiliate of the Borrower (other than a Domestic Subsidiary which is a party to the Collateral Agreement) to own or obtain any patent, patent application, copyright, copyright application, trademark, trademark application, license, or other intangible asset relating to the Business Operations except in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms’ length transaction with an unaffiliated third party.

Section 6.05.  Sale-Leaseback.  Enter into any arrangement with any Person whereby the Borrower or any Subsidiary shall sell or transfer any property (real, personal or mixed) used or useful in the Business Operations, whether now owned or hereafter acquired, and thereafter rent or lease such property.

Section 6.06.  Investments; Acquisitions.  Make any Investment in, or otherwise acquire or hold securities (including, without limitation, capital stock and evidences of Indebtedness) of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (including any Affiliate), except:

(a)           Investments in Wholly-Owned Subsidiaries which have complied with the requirements of Section 5.11 hereof;

(b)           advances (to the extent permitted by Applicable Law, including federal securities laws) to employees of the Borrower or any Wholly-Owned Subsidiaries (other than Dissolving Subsidiaries) for normal business expenses not to exceed at any time $25,000 in the aggregate;

(c)           Investments of excess cash generated in the Business Operations in Cash Equivalents; and

(d)           Investments of cash in overnight deposits or other customary cash management Investments with commercial banks or in commercial paper satisfying the criteria for such banks or commercial paper as set forth in the definition of Cash Equivalents.

Section 6.07.  Real Property; Corporate Form; Acquisitions.  Acquire or hold any fee interest in any Real Property; or dissolve or liquidate, or consolidate or merge with or into, sell all or substantially all of the assets of the Borrower or any Subsidiary to, or acquire all or substantially all of the securities, assets or properties of, any other Person, except for (a) consolidations of a Subsidiary with a Wholly-Owned Subsidiary (other than a Dissolving Subsidiary); (b) mergers of a Wholly-Owned Subsidiary into the Borrower or into a Wholly-Owned Subsidiary (other than a Dissolving Subsidiary); (c) sales to the Borrower or another Subsidiary  for fair value; or (d) the dissolution of the Dissolving Subsidiaries.

Section 6.08.  Dividends and Redemptions.  Declare or pay any dividends, or make any distribution of cash or property, or both, to any Person in respect of any of the shares of the capital stock or other equity securities of the Borrower or any other Person, or directly or indirectly redeem, purchase or otherwise acquire for consideration any securities or shares of the capital stock or other equity securities of the Borrower or any other Person; provided, that this Section 6.08 shall not be deemed to prohibit the payment of dividends or distributions by any Subsidiary to the Borrower or to any other direct or indirect Wholly-Owned Subsidiary.

Section 6.09.  Compensation.  Pay any compensation of any types or in any amounts to any executive officers of the Borrower except (a) in accordance with the employment agreements between the Borrower and such executive officers as in effect on the Closing Date, (b) in accordance with the compensation levels disclosed in Schedule 6.09 of the Disclosure Schedule, or (c) as otherwise approved by the independent Compensation Committee of the Board of Directors of the Borrower but in no case in any amount or amounts which would cause or reasonably be expected to cause a Material Adverse Effect.

Section 6.10.  Change of Business.  (a) Engage in a business materially different from the general nature of the Business Operations (i) as now being conducted, or (ii) as the same may hereafter be reasonably expanded from time to time in like areas of business; (b) cause or permit any of the Dissolving Subsidiaries to own or hold any material assets or engage in any active business operations; (c) wind up the Business Operations or cease substantially all of its normal Business

Operations for a period in excess of ten (10) consecutive days; or (d) suffer any material disruption, interruption or discontinuance of a material portion of its normal Business Operations for a period in excess of ten (10) consecutive days; provided, however, that the dissolution of the Dissolving Subsidiaries shall not constitute a violation of this Section 6.10.

Section 6.11.  Receivables.  Sell or assign in any way any accounts receivable, promissory notes or trade acceptances held by the Borrower or any Subsidiary with or without recourse, except for (a) collections (including endorsements) in the ordinary course of business, and (b) transfers to or among the Borrower and Domestic Subsidiaries which are party to the Guaranty Agreement and the Collateral Agreement.

Section 6.12.  Certain Amendments.  Agree, consent, permit or otherwise undertake to amend any of the terms or provisions of the Borrower’s or any Subsidiary’s Organic Documents in a manner which may impair in any respect any of the Lender’s rights under any of the Loan Documents.

Section 6.13.  Affiliate Transactions.  Enter into any Contract, agreement or transaction with any Affiliate of the Borrower except (a) as disclosed in Schedule 6.13 of the Disclosure Schedule, (b) for intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary (other than a Dissolving Subsidiary) or between any Wholly-Owned Subsidiaries (other than Dissolving Subsidiaries), or (c) in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms’ length transaction with an unaffiliated third party.

Section 6.14.  Fiscal Year.  Amend its Fiscal Year.

Section 6.15.  Subordinated Debt.  Prepay, redeem or purchase any Subordinated Debt.

Section 6.16.  Capital Expenditures.  Make aggregate Capital Expenditures (whether through cash purchase, principal payments under Capitalized Leases, or otherwise), in the aggregate for the Borrower and all Subsidiaries, in excess of $250,000 in any Fiscal Year.

Section 6.17.  Coverage Test.  Permit the ratio of EBITDA to Fixed Charges to be less than (a) 0.85 to 1.00 for the six (6) months ending June 30, 2008, (b) 1.00 to 1.00 for the nine (9) months ending September 30, 2008, (c) 1.10 to 1.00 for the four (4) consecutive fiscal quarters ending December 31, 2008, and (d) 1.25 to 1.00 for the four (4) consecutive fiscal quarters ending as of the end of any quarter of any Fiscal Year thereafter.

VII.         DEFAULTS

Section 7.01.  Events of Default.  Each of the following events is herein, and in the Notes, sometimes referred to as an Event of Default:

(a)           if any representation or warranty made herein or in any other Loan Document, or in any certificate, financial statement, Borrowing Base report, instrument or other written statement furnished by the Borrower or any Subsidiary in connection with this Agreement or any of the borrowings hereunder, shall be false, inaccurate or misleading in any material respect when made or when deemed made hereunder if the correction of such representation or warranty would indicate, result in or reflect a Material Adverse Effect relative to the representation or warranty as made; or if the Borrower or any Subsidiaries repeatedly make false, inaccurate or misleading representations or warranties in connection with this Agreement or any of the borrowings hereunder, regardless of whether any such Material Adverse Effect is presented thereby;

(b)           any default in the payment of any principal or interest under any of the Notes or any other Obligations when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, and the continuance of any such non-payment (in whole or in part) for a period of three (3) Business Days (provided that such grace period shall not apply with respect to Section 2.01(d) above, as to which the grace period is as specified in Section 2.01(d));

(c)           any default in the due observance or performance of any covenant, condition or agreement contained in any Section of Article VI hereof, which, if capable of being cured, is not fully cured within thirty (30) days after the occurrence thereof; provided, however, that if such Default is capable of cure but is not capable of being cured with reasonable diligence within such thirty (30) day period, then such cure period shall be extended for up to an additional thirty (30) days provided that (i) the Borrower or the subject Subsidiary commenced such cure promptly within the original thirty (30) day cure period and thereafter continuously continues to effect such cure with reasonable diligence (and in any event completes such cure within the extended cure period provided herein), and (ii) no Material Adverse Effect exists or arises in respect of such Default;

(d)           any default in the due observance or performance of any covenant, condition or agreement to be observed or performed under Article V hereof, or otherwise pursuant to the terms hereof or any other Loan Document and not addressed in Sections 7.01(a), (b) or (c), and the continuance of such default unremedied for a period of thirty (30) days (five (5) Business Days in the case of Section 5.01(d) hereof) after written notice thereof to the Borrower, or such other cure period as may be provided in the applicable Loan Document; provided, however, that if such Default (other than in the case of Section 5.01(d) above) is capable of cure but is not capable of being cured with reasonable diligence within such thirty (30) day period, then such cure period shall be extended for up to an additional thirty (30) days provided that (i) the Borrower or the subject Subsidiary commenced such cure promptly within the original thirty (30) day cure period and thereafter continuously continues to effect such cure with reasonable diligence (and in any event completes such cure within the extended cure period provided herein), and (ii) no Material Adverse Effect exists or arises in respect of such Default;

(e)           any default with respect to any Indebtedness for money borrowed of the Borrower or any of the Subsidiaries (other than to the Lender) in an amount in excess of $75,000, if the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness for money borrowed or to cause such Indebtedness for money borrowed to become due prior to the stated maturity thereof;

(f)            if the Borrower or any Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(g)           if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Borrower or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days;

(h)           if final judgment(s) for the payment of money in an uninsured amount in excess of $75,000 individually or in the aggregate shall be rendered against the Borrower and/or any Subsidiary, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

(i)            the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Borrower or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $75,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

(j)            if any Lien purported to be created by any Security Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties covered thereby (provided that if such condition is due to a change in Applicable Law or any rectifiable event or occurrence which terminates the ability to place a Lien on the subject asset, an Event of Default shall not be deemed to exist by reason thereof unless the Borrower or the subject Subsidiary fails, within ten (10) days after written notice from the Lender, to take other lawful action which shall provide to the Lender substantially the same benefit as the lost Lien), or the Borrower or any Subsidiary shall assert in writing that any Lien purported to be created by any Security Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

(k)           if (i) any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto), provided that if such condition is due to a change in Applicable Law, an Event of Default shall not be deemed to exist by reason thereof unless the Borrower or the subject Subsidiary fails, within ten (10) days after written notice from the Lender, to take other lawful action which shall provide to the Lender substantially the same rights and benefits as were provided to the Lender immediately prior to such change in Applicable Law, or (ii) the Borrower or any Subsidiary shall disclaim or deny the validity of any Loan Document or its obligations thereunder;

(l)            if the Common Stock (or the common stock of any surviving entity described in the proviso to the definition of “Sale” above) shall not be listed or traded on any national securities exchange, or shall cease to be actively quoted on the OTC Bulletin Board, for any period in excess of thirty (30) consecutive days; or

(m)          if the Borrower or any Subsidiary shall be indicted for or convicted of any felony or crime of moral turpitude.

Section 7.02.  Remedies.  Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (a) the Notes, and any and all other Obligations, shall, at the Lender’s option (except in the case of Sections 7.01(f) and 7.01(g) hereof, the occurrence of which shall automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic acceleration), become immediately due and payable, both as to principal, interest and other charges, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such Obligations to the contrary notwithstanding, (b) all outstanding Obligations under the Notes, and all other outstanding Obligations, shall bear interest at the default rate of interest provided in the Notes, (c) the Lender may file suit against the Borrower on the Notes and against the Borrower and the Subsidiaries under the other Loan Documents and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), (d) the Lender shall have the right, in accordance with the Security Documents, to exercise any and all remedies in respect of such or all of the Collateral as the Lender may determine in its discretion (without any requirement of marshalling of assets, or other such requirement), and (e) the Revolving Credit Commitment shall, at the Lender’s option (except in the case of Sections 7.01(f) and 7/01(g) hereof, the occurrence of which shall automatically effect termination, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic termination), be immediately terminated or reduced, and the Lender shall be under no further obligation to consider making any further Advances.

VIII.      PARTICIPATING LENDERS; ASSIGNMENT.

Section 8.01.  Participations.  Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, transfer, assign or grant participating interests in the Loans as the Lender shall in its sole discretion determine, to such other Persons (the “Participants”) as the Lender may determine.  Upon any such transfer, assignment or granting of participating interests, the Participants shall be deemed to be included within the term “Lender” for all purposes of this Agreement, subject to such agreements and arrangements as the Lender and the Participants may agree upon. Notwithstanding the granting of any such participating interests: (a) the Borrower shall look solely to the Lender for all purposes of this Agreement and the transactions contemplated hereby, (b) the Borrower shall at all times have the right to rely upon any waivers or consents signed by the Lender as being binding upon all of the Participants, and (c) all communications in respect of this Agreement and such transactions shall remain solely between the Borrower and the Lender (exclusive of Participants) hereunder.

Section 8.02.  Transfer.  Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, transfer and assign all or any portion of its interest in this Agreement, the Notes and the other Loan Documents to any Person (an “Assignee Lender”) as the Lender may determine.  Upon any such transfer or assignment, the Assignee Lender shall be deemed to succeed (to the extent of the interest assigned) to the rights and obligations of the Lender for all purposes of this Agreement.  In the event of any transfer and assignment of the Lender’s entire interest in this Agreement, the Notes and the Security Documents, the Lender shall be replaced by the Assignee Lender as “Secured Party” under the Collateral Agreement and all other Security Documents.

Section 8.03.  Recordation of Assignment.  In respect of any negotiation, transfer or assignment of all or any portion of any Lender’s interest in this Agreement, any Note and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a)           The Borrower, or any agent appointed by the Borrower, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any Note(s) hereunder or any commitment to lend hereunder, and the principal amount payable to such Person under such Person’s Note(s) or committed by such Person under such Person’s lending commitment.  The Borrower hereby irrevocably appoints the Lender (and/or any subsequent Lender appointed by the Lender then maintaining the Register) as the Borrower’s agent for the purpose of maintaining the Register.

(b)           In connection with any negotiation, transfer or assignment as aforesaid, the transferor/assignor shall deliver to the Lender then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c)           Subject to receipt of completed tax forms (indicating withholding status, or exemption from withholding, as applicable, of the transferee/assignee) reasonably required by the Person then maintaining the Register, and (if required by such Person) surrender of the negotiated, transferred or assigned Note(s) for reissuance by the Borrower, such Person shall record the subject transfer, assignment and assumption in the Register.  Anything contained in any Note or other Loan Document to the contrary notwithstanding, no negotiation, transfer or assignment shall be effective until it is recorded in the Register pursuant to this Section 8.03(c).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and the Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

IX.          MISCELLANEOUS

Section 9.01.  Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of the Notes, and shall continue in full force and effect for so long as the Notes or any other Obligations are outstanding and unpaid or the Revolving Credit Commitment remains outstanding.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower shall inure to the benefit of the successors and assigns of the Lender.

Section 9.02.  Indemnification.  The Borrower shall indemnify the Lender and its managers, directors, officers, employees, attorneys and agents against, and shall hold the Lender and such Persons harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by the Lender or any such Person arising out of, in any way connected with, or as a result of: (a) the use of any of the proceeds of the Loans made by the Lender to the Borrower; (b) this Agreement, the ownership and operation of the Borrower’s and any Subsidiary’s assets, including all Real Properties and improvements or any Contract, the performance by the Borrower or any other Person of their respective obligations thereunder, and the consummation of the transactions contemplated by this Agreement; (c) any finder’s fee, brokerage commission of other such obligation payable or alleged to be payable in respect of the transactions contemplated by this Agreement which arises or is alleged to arise from any agreement, action or conduct of the Borrower or any of its Affiliates, and/or (d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Lender or its managers, directors, officers, employees, attorneys or agents are a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (i) any unexcused breach by the Lender of any of its obligations under this Agreement, (ii) the willful misconduct or gross negligence of the Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (iii) the breach of any commitment or legal obligation of the Lender to any Person other than the Borrower or its Affiliates, provided that such breach is determined pursuant to a final and nonappealable decision of a court of competent jurisdiction.  The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of the Loans, the invalidity or unenforceability of any term or provision of any Loan Document, any investigation made by or on behalf of the Lender, and the content or accuracy of any representation or warranty made by the Borrower or any Subsidiary in any Loan Document.  All amounts due under this Section 9.02 shall be payable on written demand therefor.

Section 9.03.  Governing Law.  This Agreement and the other Loan Documents shall (irrespective of where same are executed and delivered) be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

Section 9.04.  Waiver and Amendment.  Neither any modification or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor any consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the Lender and all parties to such Loan Document, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given.  No notice to or demand on the Borrower in any instance shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 9.05.  Reservation of Remedies.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

Section 9.06.  Notices.  All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

If to the Lender:

ComVest Capital, LLC

One North Clematis, Suite 300

West Palm Beach, FL 33401

Attention: Chief Financial Officer

Telecopier: (212) 829-5986

with a copy to:

Greenberg Traurig, LLP

200 Park Avenue

New York, New York  10166

Attention:  Shahe Sinanian, Esq.

Telecopier: (212) 801-6400

If to the Borrower:

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

Attention:  James TerBeest

Telecopier: (972) 392-2722

with a copy to:

Kane Russell Coleman & Logan, P.C.

1601 Elm Street, Suite 3700

Dallas, Texas  75201

Attention:  Patrick V. Stark, Esq.

Telecopier: (214) 777-4299

or, as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other party delivered as aforesaid.  All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being delivered to the telegraph company or overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by facsimile transmission to a telecopier number designated by such addressee.

Section 9.07.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not assign any of its rights or obligations hereunder without the prior written consent of the Lender.

Section 9.08.  Consent to Jurisdiction; Waiver of Jury Trial.  The Borrower hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, any other Loan Document, any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the Borrower’s or any Subsidiary’s obligations hereunder or thereunder.  The Borrower hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Lender hereunder or in respect of any other Loan Document, provided that this waiver shall not preclude the Borrower from pursuing any such claims by means of separate proceedings.  THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  The Lender may file a copy of this Agreement as evidence of the foregoing waiver of right to jury trial.

Section 9.09.  Certain Waivers.  The Borrower and the Lender each hereby waives any claims for special, consequential or punitive damages in any way arising out of or relating to this Agreement, any of the other Loan Documents, or any breach hereof or thereof.

Section 9.10.  Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

Section 9.11.  Captions.  The Article and Section headings in this Agreement are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Agreement.

Section 9.12.  Sole and Entire Agreement.  This Agreement, the Notes, the other Loan Documents, and the other agreements, instruments, certificates and documents referred to or described herein and therein constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersede all prior discussions, agreements and understandings of every kind and nature between the parties as to such subject matter.

Section 9.13.  Confidentiality.  The Lender shall not disclose any Confidential Information to any Person without the prior consent of the Borrower; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel, accountants and other professional advisors for the Lender, (c) to bank examiners, auditors, accountants or, if required by law, any regulatory authority, (d) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors and counsel) of the Lender, (e) in connection with any litigation which relates to this Agreement to which the Lender is a party, (f) to a subsidiary or Affiliate of the Lender, or (g) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 9.13, and further provided, that in no event shall the Lender be obligated or required to return any materials furnished by the Borrower.  The obligations of the Lender under this Section 9.13 shall supersede and replace the obligations of the Lender under any confidentiality letter in respect of this financing previously signed and delivered by the Lender to the Borrower.

Section 9.14.  Counterparts; Fax Signatures.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.  This Agreement may be executed by fax signatures, each of which shall be fully binding on the signing party.

Section 9.15.  Short Selling.  Until the earlier of (a) the Term Loans Maturity Date, or (b) the repayment in full of the Term Loans, ComVest Capital, LLC and its Affiliates shall not engage in any uncovered short sales of Common Stock (provided that, for purposes of this Section 9.15, the sale of or commitment to sell shares which may be acquired by ComVest Capital, LLC from the exercise of the Warrant shall not be deemed to be an uncovered short sale).

[The remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officer as of the day and year first written above.

COMVEST CAPITAL, LLC

By:
Name: Gary E. Jaggard
Title: Managing Director

CRDENTIA CORP.

By:
Name: John B. Kaiser
Title: Chief Executive Officer

Exhibit 10.2

REVOLVING CREDIT NOTE

$5,200,000	February 22, 2008

FOR VALUE RECEIVED, the undersigned, CRDENTIA CORP., a Delaware corporation (the “Maker”), hereby promises to pay to COMVEST CAPITAL, LLC, a Delaware limited liability company (“ComVest”), or registered assigns (hereinafter, collectively with ComVest, referred to as the “Payee”), on February 28, 2010 (subject to extension pursuant to Section 2.01(h) of the Loan Agreement hereinafter described, or sooner by reason of an Event of Default or other mandatory prepayment event in accordance with the Loan Agreement hereinafter described), the principal sum of Five Million Two Hundred Thousand ($5,200,000) Dollars or, if less, the aggregate unpaid principal amount of all Advances made by the Payee to the Maker pursuant to that certain Revolving Credit and Term Loan Agreement of even date herewith by and between ComVest and the Maker (as same may be amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”), together with interest (computed as hereinafter provided) on any and all principal amounts outstanding hereunder from time to time from the date hereof until payment in full hereof, at a rate per annum equal to the greater of (a) the Prime Rate (as such term is hereinafter defined) as in effect from time to time plus two (2%) percent, or (b) eight and one-half (8.5%) percent; provided, however, that during the continuance of any Event of Default under the Loan Agreement, the interest rate otherwise applicable hereunder shall be increased by five hundred (500) basis points.  All interest shall be computed on the daily unpaid principal balance hereof based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the first day of each calendar month commencing March 1, 2008, and upon maturity or acceleration hereof.

As used herein, the term “Prime Rate” shall mean the “prime rate” or “base rate” of interest publicly announced by Citibank, N.A. (or any successor thereto, or in the event that such bank shall cease to exist and shall have no successor, any other domestic commercial bank selected by the Payee in good faith) from time to time, which is merely a reference rate for determining the interest rate to be charged on loans or other financial transactions, and may or may not be the best rate offered by such bank for commercial loans; and upon each announced change of the Prime Rate by such bank, the interest rate hereunder shall be correspondingly adjusted.

The Maker shall have the right, at any time and from time to time, without preimum or penalty, to prepay all or any portion of the principal balance of this Note upon written notice to the Payee, stating the amount of the prepayment.  In addition, the Maker shall be required to make principal payments hereunder, without requirement of notice or demand, as and to the extent provided in Sections 2.01(d) and 2.07 of the Loan Agreement.

Unless the Maker shall be otherwise notified in writing by ComVest, all principal and interest hereunder are payable in lawful money of the United States of America at the office of ComVest set forth in the Loan Agreement in immediately available funds.  Payments of principal and/or interest hereunder shall be made, at the Payee’s option, by debiting any demand deposit account(s) in the name of the Maker at the Payee (or any agent of the Payee) or in such other reasonable manner as may be designated by the Payee in writing to the Maker and in any event shall be made in immediately available funds.  The Maker hereby irrevocably authorizes the Payee to so debit any and all such demand deposit accounts.

The Maker hereby waives presentment, demand, dishonor, protest, notice of protest, diligence and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker.  The Maker hereby further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption, appraisal or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note.

This Note is the Revolving Credit Note issued pursuant to the terms of the Loan Agreement and is secured pursuant to the provisions of certain “Security Documents” referred to in the Loan Agreement.  This Note is entitled to all of the benefits of the Loan Agreement and said Security Documents, including provisions governing the payment and the acceleration of maturity hereof, which agreements and instruments are hereby incorporated by reference herein and made a part hereof.  The occurrence and continuance of an Event of Default thereunder shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the Loan Agreement and/or any and all other instruments evidencing and/or securing the indebtedness under this Note, or as may be provided under the law.

In the event that any holder of this Note shall, during the continuance of any Event of Default, exercise or endeavor to exercise any of its remedies hereunder or under the Loan Agreement or any of the Security Documents, the Maker shall pay all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees, all of which costs and expenses shall be obligations under and part of this Note; and the holder hereof may take judgment for all such amounts in addition to all other sums due hereunder.

No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Maker and by the holder hereof.

All agreements between the Maker and the Payee are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Security Documents or the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal

2

balance of any of the Maker’s Obligations (as such term is defined in the Loan Agreement) to the Payee, and not to the payment of interest hereunder.  To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  This provision shall control every other provision of all agreements between the Maker and the Payee.

This Note shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that such laws are superseded by Federal enactments.

The Maker hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Note.  The Maker hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Payee hereunder, provided that this waiver shall not preclude the Maker from pursuing any such claims by means of separate proceedings.  THE MAKER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  The Payee may file a copy of this Note as evidence of the foregoing waiver of right to jury trial.

In the event that the Payee shall place this Note in the hands of an attorney for collection during the continuance of any Event of Default, the Maker shall further be liable to the Payee for all costs and expenses (including reasonable attorneys fees) which may be incurred by the Payee in enforcing this Note, all of which costs and expenses shall be obligations under and part of this Note; and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date first set forth above.

CRDENTIA CORP.

By:	/s/ John B. Kaiser
Name:	John B. Kaiser
Title:	Chief Exective Officer

3

Exhibit 10.3

$2,500,000	February 22, 2008

TERM NOTE

(Tranche A)

FOR VALUE RECEIVED, the undersigned, CRDENTIA CORP., a Delaware corporation (the “Maker”), hereby promises to pay to ComVest Capital, LLC, a Delaware limited liability company (“ComVest), or registered assigns (hereinafter, collectively with ComVest, the “Payee”), the sum of Two Million Five Hundred Thousand ($2,500,000) Dollars (the “Principal”), with interest thereon, on the terms and conditions set forth herein and in the Revolving Credit and Term Loan Agreement of even date herewith by and between the Maker and ComVest (the “Loan Agreement”).  Terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

Payments of principal of, interest on and any other amounts with respect to this Term Note (this “Note”) are to be made in lawful money of the United States of America.

                1.             Payments.

(a)      Interest.  This Note shall bear interest (“Interest”) on Principal amounts outstanding from time to time from the date hereof at the rate of twelve and one-half (12.5%) percent per annum; provided, however, that during the continuance of any Event of Default under the Loan Agreement, the interest rate hereunder shall be seventeen and one-half (17.5%) percent per annum.  All Interest shall be computed on the daily unpaid Principal balance of this Note based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the first day of each calendar month commencing March 1, 2008, and upon the maturity hereof.

(b)      Principal.  The outstanding Principal of this Note shall be payable (i) in twenty-three (23) equal monthly installments of $104,166.67 each, due and payable on the first day of each calendar month commencing March 1, 2009 and continuing through and including January 1, 2011, and (ii) a final installment due and payable on February 28, 2011, in an amount equal to the entire remaining Principal balance of this Note.

(c)      Non-Business Day.  If any scheduled payment date as aforesaid is not a business day in the State of Texas or the State of Florida, then the payment to be made on such scheduled payment date shall be due and payable on the next succeeding business day, with additional interest on any Principal amount so delayed for the period of such delay.

                2.             Prepayment.

(a)      Optional Prepayment of Principal.  All or any portion of the unpaid Principal balance of this Note, together with all accrued and unpaid Interest on the Principal amount being prepaid, may at the Maker’s option be prepaid in whole or in part, at any time or from time to time, without premium or penalty, upon ten (10) days’ prior written notice to the Payee.

(b)      Mandatory Prepayments of Principal.  The entire Principal balance of this Note, and all accrued and unpaid Interest hereunder, (i) shall be required to be prepaid upon the consummation of any Sale, and (ii) may be required to be prepaid upon the occurrence of any Event of Default.  In addition, all or a portion of the Principal of this Note shall be required to be prepaid as and to the extent provided in Section 2.02(b) of the Loan Agreement.

(c)      Application of Payments.  Any and all prepayments hereunder shall be applied first to unpaid accrued Interest on the Principal amount being prepaid, and then to Principal.  Any and all prepayments of Principal hereunder shall be applied to the installments under Section 1(b) above in the inverse order of their maturity.

3.      Events of Default.  The occurrence or existence of an Event of Default under the Loan Agreement shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the Loan Agreement and/or in any and all other instruments evidencing and/or securing the indebtedness under this Note, or as may be provided under the law.

4.     Assignment.  This Note shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that the Maker may not assign any of its rights or obligations hereunder without the prior written consent of the Payee.

5.      Waiver and Amendment.  No waiver of a right in any instance shall constitute a continuing waiver of successive rights, and any one waiver shall govern only the particular matters waived.  Neither any provision of this Note nor any performance hereunder may be amended or waived except pursuant to an agreement in writing signed by the party against whom enforcement thereof is sought.  Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, notice of any and all of the foregoing, and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker.  The Maker further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption, appraisal or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note.

6.      Governing Law.  This Note shall be construed in accordance with and governed by the laws of the State of New York, except to the extent superseded by Federal enactments.

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7.      Consent to Jurisdiction; Waiver of Jury Trial.  The Maker hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Note.  The Maker hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Payee hereunder, provided that this waiver shall not preclude the Maker from pursuing any such claims by means of separate proceedings.  THE MAKER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  The Payee may file a copy of this Note as evidence of the foregoing waiver of right to jury trial.

8.      Usury Savings Clause.  All agreements between the Maker and the Payee are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement or any Loan Document thereunder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Maker’s Obligations (as such term is defined in the Loan Agreement) to the Payee, and not to the payment of interest hereunder.  To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  This provision shall control every other provision of all agreements between the Maker and the Payee.

9.      Collection Costs.  In the event that the Payee shall place this Note in the hands of an attorney for collection during the continuance of any Event of Default, the Maker shall further be liable to the Payee for all costs and expenses (including reasonable attorneys’ fees) which may be incurred by the Payee in enforcing this Note, all of which costs and expenses shall be obligations under and part of this Note; and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

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IN WITNESS WHEREOF, the Maker has executed this Note on the date first above written.

CRDENTIA CORP.

By:	/s/ John B Kaiser
Name: John B. Kaiser
Title: Chief Executive Officer

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Exhibit 10.4

$2,500,000	February 22, 2008

TERM NOTE

(Tranche B)

FOR VALUE RECEIVED, the undersigned, CRDENTIA CORP., a Delaware corporation (the “Maker”), hereby promises to pay to ComVest Capital, LLC, a Delaware limited liability company (“ComVest), or registered assigns (hereinafter, collectively with ComVest, the “Payee”), the sum of Two Million Five Hundred Thousand ($2,500,000) Dollars (the “Principal”), with interest thereon, on the terms and conditions set forth herein and in the Revolving Credit and Term Loan Agreement of even date herewith by and between the Maker and ComVest (the “Loan Agreement”).  Terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

Payments of principal of, interest on and any other amounts with respect to this Term Note (this “Note”) are to be made in lawful money of the United States of America.

                1.             Payments.

(a)      Interest.  This Note shall bear interest (“Interest”) on Principal amounts outstanding from time to time from the date hereof at the rate of twelve and one-half (12.5%) percent per annum; provided, however, that during the continuance of any Event of Default under the Loan Agreement, the interest rate hereunder shall be seventeen and one-half (17.5%) percent per annum.  All Interest shall be computed on the daily unpaid Principal balance of this Note based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the first day of each calendar month commencing March 1, 2008, and upon the maturity hereof.

(b)      Principal.  The outstanding Principal of this Note shall be due and payable in full on February 28, 2011.

(c)      Non-Business Day.  If any scheduled payment date as aforesaid is not a business day in the State of Texas or the State of Florida, then the payment to be made on such scheduled payment date shall be due and payable on the next succeeding business day, with additional interest on any Principal amount so delayed for the period of such delay.

                2.             Prepayment.

(a)      Optional Prepayment of Principal.  All or any portion of the unpaid Principal balance of this Note, together with all accrued and unpaid Interest on the Principal amount being prepaid, may at the Maker’s option be prepaid in whole or in part, at any time or from time to time, upon ten (10) days’ prior written notice to the Payee.  Any option prepayment of Principal hereunder paid on or prior to the second (2nd ) anniversary of the date hereof shall require the simultaneous payment of a prepayment premium in an amount equal to two (2%) percent of the Principal amount being prepaid; any optional prepayment made after the second (2nd) anniversary of the date hereof may be made without premium or penalty.

(b)      Mandatory Prepayments of Principal.  The entire Principal balance of this Note, and all accrued and unpaid Interest hereunder, (i) shall be required to be prepaid upon the consummation of any Sale, and (ii) may be required to be prepaid upon the occurrence of any Event of Default.  In addition, all or a portion of the Principal of this Note shall be required to be prepaid as and to the extent provided in Section 2.02(b) of the Loan Agreement.

(c)      Application of Payments.  Any and all prepayments hereunder shall be applied first to any prepayment premium required under Section 2(a) above, then to unpaid accrued Interest on the Principal amount being prepaid, and then to Principal.

3.     Events of Default.  The occurrence or existence of an Event of Default under the Loan Agreement shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the Loan Agreement and/or in any and all other instruments evidencing and/or securing the indebtedness under this Note, or as may be provided under the law.

4.      Assignment.  This Note shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that the Maker may not assign any of its rights or obligations hereunder without the prior written consent of the Payee.

5.      Waiver and Amendment.  No waiver of a right in any instance shall constitute a continuing waiver of successive rights, and any one waiver shall govern only the particular matters waived.  Neither any provision of this Note nor any performance hereunder may be amended or waived except pursuant to an agreement in writing signed by the party against whom enforcement thereof is sought.  Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, notice of any and all of the foregoing, and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker.  The Maker further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption, appraisal or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note.

6.      Governing Law.  This Note shall be construed in accordance with and governed by the laws of the State of New York, except to the extent superseded by Federal enactments.

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7.      Consent to Jurisdiction; Waiver of Jury Trial.  The Maker hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Note.  The Maker hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Payee hereunder, provided that this waiver shall not preclude the Maker from pursuing any such claims by means of separate proceedings.  THE MAKER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  The Payee may file a copy of this Note as evidence of the foregoing waiver of right to jury trial.

8.      Usury Savings Clause.  All agreements between the Maker and the Payee are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement or any Loan Document thereunder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Maker’s Obligations (as such term is defined in the Loan Agreement) to the Payee, and not to the payment of interest hereunder.  To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  This provision shall control every other provision of all agreements between the Maker and the Payee.

9.      Collection Costs.  In the event that the Payee shall place this Note in the hands of an attorney for collection during the continuance of any Event of Default, the Maker shall further be liable to the Payee for all costs and expenses (including reasonable attorneys’ fees) which may be incurred by the Payee in enforcing this Note, all of which costs and expenses shall be obligations under and part of this Note; and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

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IN WITNESS WHEREOF, the Maker has executed this Note on the date first above written.

CRDENTIA CORP.

By:	/s/ John B. Kaiser
Name: John B. Kaiser
Title: Chief Executive Officer

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Exhibit 10.5

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION, IN REASONABLY ACCEPTABLE FORM AND SCOPE, OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.

CRDENTIA CORP.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
(Expires February 28, 2014)

Warrant No. CV-1	8,000,000 Shares of Common Stock

FOR VALUE RECEIVED, subject to the provisions set forth below, the undersigned, CRDENTIA CORP., a Delaware corporation (the “Company”), hereby certifies that ComVest Capital, LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), is entitled to purchase from the Company up to eight million (8,000,000) fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, $.0001 par value per share (the “Common Shares”), for cash at a price of $.001 per share (the “Exercise Price”) at any time and from time to time from and after the earlier of (a) August 22, 2008, or (b) any Event of Default or Sale (as such terms are defined in the Revolving Credit and Term Loan Agreement dated as of February 22, 2008 by and between ComVest Capital, LLC and the Company) which causes the acceleration or mandatory prepayment of all Obligations under and as defined in such Revolving Credit and Term Loan Agreement (the “Commencement Date”), and until 5:00 p.m. (Central time) on February 28, 2014 (the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Notice of Exercise attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

1.             Exercise of Warrant.

1.1.         Exercise.  This Warrant shall be exercisable at any time and from time to time from the Commencement Date until the Expiration Date, and this Warrant shall expire on the Expiration Date.  Upon exercise of this Warrant, the Exercise Price shall be payable in cash or by check.  This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional Warrant Shares or the payment of fractional cents.  If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form to this Warrant, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by an appropriate officer of the Company.  The term “Warrant” as used herein shall include any subsequent Warrant issued as provided herein.

1.2.         Exercise Procedures; Delivery of Certificate.  Upon surrender of this Warrant with a duly executed Notice of Exercise in the form of Annex A attached hereto, together with payment of the Exercise Price for the Warrant Shares purchased, at the Company’s principal executive offices (the “Designated Office”), the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased.  The Company agrees that the Warrant Shares shall be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered together with the Notice of Exercise and payment for such Warrant Shares.

1.3.         Cashless Exercise.  Anything elsewhere contained herein to the contrary notwithstanding, in lieu of payment of the Exercise Price, a Holder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company, together with a Cashless Exercise Form in the form attached hereto as Annex B (or a reasonable facsimile thereof) duly executed (a “Cashless Exercise”).  Such presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay all or any portion of the Exercise Price, as the case may be.  In the event of a Cashless Exercise, the Holder shall exchange this Warrant for that number of Common Shares determined by multiplying the number of Common Shares for which this Warrant is being exercised by a fraction, (a) the numerator of which shall be the difference between (i) the then current market price per Common Share, and (ii) the Exercise Price, and (b) the denominator of which shall be the then current market price per Common Share.  For purposes of any computation under this Section l.3, the then current market price per Common Share at any date shall be deemed to be the average of the daily trading price for the ten (10) consecutive trading days immediately prior to the Cashless Exercise.  If, during such measuring period, there shall occur any event which gives rise to any adjustment of the Exercise Price, then a corresponding adjustment shall be made with respect to the closing prices of the Common Shares for the days prior to the Effective Date of such adjustment event.  As used herein, the term “trading price” on any relevant date means (A) if the Common Stock is listed for trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, or the NASDAQ Global Select Market, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock (regular way), or (B) if the Common Stock is not so listed but quotations for the Common Stock are reported on the OTC Bulletin Board, the most recent closing price as reported on the OTC Bulletin Board.

2.             Transfer; Issuance of Stock Certificates; Restrictive Legends.

2.1.         Transfer.  Each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex C attached hereto duly executed by the Holder or its agent or attorney.  Upon such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any.  A Warrant may be exercised by the new Holder for the purchase of Warrant Shares without having a new Warrant issued.  Prior to due

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presentment for registration of transfer thereof, the Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.  All Warrants issued upon any assignment of Warrants shall be the valid obligations of the Company, evidencing the same rights and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange.  The foregoing notwithstanding, no portion of this Warrant shall be transferred or assigned (except to an affiliate of ComVest Capital, LLC) prior to the Commencement Date.

2.2.         Stock Certificates.  Certificates for the Warrant Shares shall be delivered to the Holder within five (5) business days after the rights represented by this Warrant shall have been exercised pursuant to Section 1, and a new Warrant representing the right to purchase the Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.  The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any documentary, stamp or similar tax that may be payable in respect thereof; provided, however, that the Company shall not be required to pay any income tax to which the Holder hereof may be subject in connection with the issuance of this Warrant or the Warrant Shares.

2.3.         Restrictive Legend. Except as otherwise provided in this Section 2, each certificate for Warrant Shares initially issued upon the exercise of this Warrant and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION IN FORM AND FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

Notwithstanding the foregoing, the legend requirements of this Section 2.3 shall terminate as to any particular Warrant Shares when (i) such Warrant Shares are transferred pursuant to an effective resale registration statement, as contemplated in the Registration Rights Agreement between the Company and the Holder dated as of February     , 2008, or (ii) the Company shall have received from the Holder thereof an opinion of counsel in form and substance reasonably acceptable to the Company that such legend is not required in order to ensure compliance with the Securities Act.  Whenever the restrictions imposed by this Section 2.3 shall terminate, the Holder or subsequent transferee, as the case may be, shall be entitled to receive from the Company without cost to such Holder or transferee a certificate for the Warrant Shares without such restrictive legend.

3.             Adjustment of Number of Shares; Exercise Price; Nature of Securities Issuable Upon Exercise of Warrants.

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3.1.         Exercise Price; Adjustment of Number of Shares.  The Exercise Price and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided; provided, however, that, notwithstanding the below, in no case shall the Exercise Price be reduced to below the par value per share of the class of stock for which this Warrant is exercisable at such time.

3.2.         Adjustments Upon Distribution, Subdivision or Combination.  If the Company, at any time or from time to time after the issuance of this Warrant, shall (a) make a dividend or distribution on its Common Shares payable in Common Shares, (b) subdivide or reclassify the outstanding Common Shares into a greater number of shares, or (c) combine or reclassify the outstanding Common Shares into a smaller number of shares, the Exercise Price in effect at that time and the number of Warrant Shares into which the Warrant is exercisable at that time shall be proportionately adjusted effective as of the record date for the dividend or distribution or the effective date of the subdivision, combination or reclassification.

3.3.         Adjustment Upon Other Distributions.  If the Company, at any time or from time to time after the issuance of this Warrant, makes a distribution to the holders of Common Shares which is payable in cash, securities of the Company other than Common Shares or any other property, then, in each such event, provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Warrant Shares, the amount of such cash, securities or other property which would have been received if the portion of the Warrant so exercised had been exercised for Warrant Shares on the date of such event, subject to adjustments subsequent to the date of such event with respect to any such distributed securities which shall be on terms as nearly equivalent as practicable to the adjustments provided in this Section 3 and all other adjustments under this Section 3.

3.4.         Adjustment Upon Merger, Consolidation or Exchange.  If at any time or from time to time after the issuance of this Warrant there occurs any merger, consolidation, arrangement or statutory share exchange of the Company with or into any other person or company, then, in each such event, provision shall be made so that the Holder shall receive upon exercise of this Warrant the kind and amount of shares and other securities and property (including cash) which would have been received upon such merger, consolidation, arrangement or statutory share exchange by the Holder if the portion of this Warrant so exercised had been exercised for Warrant Shares immediately prior to such merger, consolidation, arrangement or statutory share exchange, subject to adjustments for events subsequent to the effective date of such merger, consolidation, arrangement or statutory share exchange with respect to such shares and other securities which shall be on terms as nearly equivalent as practicable to the adjustments provided in this Section 3 and all other adjustments under this Section 3.

3.5.         Adjustments for Recapitalization or Reclassification.  If, at any time or from time to time after the issuance of this Warrant, the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of securities of any class of the Company, whether by recapitalization, reclassification or otherwise (other than a merger, consolidation, arrangement or statutory share exchange provided for elsewhere in this Section 3), then, in each such event, provision shall be made so that the Holder shall receive upon exercise of this Warrant the kind and amount of securities or other property which would have been received in connection with such recapitalization, reclassification or other change by the Holder

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if the portion of this Warrant so exercised had been exercised immediately prior to such recapitalization, reclassification or change, subject to adjustments for events subsequent to the effective date of such recapitalization, reclassification or other change with respect to such securities which shall be on terms as nearly equivalent as practicable to the adjustments provided in this Section 3 and all other adjustments under this Section 3.

3.6          Adjustment Upon Certain Issuances of Common Stock.

(a)           If the Company, at any time or from time to time, issues or sells any Additional Shares of Common Stock (as defined below), other than as provided in the foregoing subsections of this Section 3, for a price per share (which, in the case of options, warrants, convertible securities or other rights, includes the amounts paid therefor plus the exercise price, conversion price or other such amounts payable thereunder) that is less than the Exercise Price then in effect, then and in each such case, the then applicable Exercise Price shall automatically be reduced as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Exercise Price  then in effect by a fraction (i) the numerator of which shall be (A) the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of Common Shares which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price, and (ii) the denominator of which shall be the number of Common Shares deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued; provided, however, that upon the expiration or other termination of options, warrants or other rights to purchase or acquire Common Shares which triggered any adjustment under this Section 3.6, and upon the expiration or termination of the right to convert or exchange convertible or exchangeable securities (whether by reason of redemption or otherwise) which triggered any adjustment under this Section 3.6, if any thereof shall not have been exercised, converted or exchanged, as applicable, the number of Common Shares deemed to be outstanding pursuant to this Section 3.6(a) shall be reduced by the number of shares as to which options, warrants, and rights to purchase or acquire Common Shares shall have expired or terminated unexercised, and as to which conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be outstanding; and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the Common Shares actually issued.  For purposes of the preceding sentence, the number of Common Shares deemed to be outstanding as of a given date shall be the sum of (x) the number of Common Shares actually outstanding, (y) the number of Common Shares for which this Warrant could be exercised on the day immediately preceding the given date, and (z) the number of Common Shares which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.  “Additional Shares of Common Stock” shall mean all Common Shares, and all options, warrants, convertible securities or other rights to purchase or acquire Common Shares, issued by the Company other than (i) Common Shares issued pursuant to the exercise of options, warrants or convertible securities outstanding on February 22, 2008 (including, without limitation, this Warrant), or hereafter issued from time to time pursuant to and in accordance with stock purchase or stock option plans as in effect on February 22, 2008, and (ii) Common Shares and/or options, warrants or other Common Share purchase rights for up to an aggregate of 5,000,000

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Common Shares (such number to be subject to adjustment in accordance with Section 3.2 above), where such shares, options, warrants or other rights are issued both (A) at prices or with exercise prices per Common Share at or above the then-current fair market value of a Common Share, as determined in good faith by the Board of Directors of the Company or the Compensation Committee thereof, and (B) to employees, officers or directors of, or consultants to, or acquisition targets of, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company’s Board of Directors or the Compensation Committee thereof, and/or by the Company’s stockholders.

(b)           In the event that the exercise price, conversion price, purchase price or other price at which Common Shares are purchasable pursuant to any options, warrants, convertible securities or other rights to purchase or acquire Common Shares is reduced at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such reduction becoming effective, the Exercise Price then in effect hereunder shall forthwith be decreased to such Exercise Price as would have been obtained had the adjustments made and required under this Section 3.6 upon the issuance of such options, warrants, convertible securities or other rights been made upon the basis of (and the total consideration received therefor) (i) the issuance of the number of Common Shares theretofore actually delivered upon the exercise, conversion or exchange of such options, warrants, convertible securities or other rights, (ii) the issuance of all of the Common Shares and all other options, warrants, convertible securities and other rights to purchase or acquire Common Shares issued after the issuance of the modified options, warrants, convertible securities or other rights, and (iii) the original issuance at the time of the reduction of any such options, warrants, convertible securities or other rights then still outstanding.

(c)           In no event shall an adjustment under this Section 3.6 be made if it would result in an increase in the then applicable Exercise Price.

3.7.         Certificate of Adjustment.  Whenever the Exercise Price and/or the number of Warrant Shares receivable upon exercise of this Warrant is adjusted, the Company shall promptly deliver to the Holder a certificate of adjustment, setting forth the Exercise Price and/or Warrant Shares issuable after adjustment, a brief statement of the facts requiring the adjustment and the computation by which the adjustment was made.  The certificate of adjustment shall be prima facie evidence of the correctness of the adjustment.

3.8.         Successive Adjustments.  The provisions of this Section 3 shall be applicable successively to each event described herein which may occur subsequent to the issuance of this Warrant and prior to the exercise in full of this Warrant.

3.9.         No Impairment.  The Company will not, by amendment of its incorporation documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder.  Without limitation of the foregoing, the Company shall not take any action which would cause the par value of the Common Shares to exceed the then-effective Exercise Price.

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4.             Registration; Exchange and Replacement of Warrant; Reservation of Shares.  The Company shall keep at the Designated Office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant.  The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Section 4.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) of the Holder’s indemnity in form satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will (in the absence of notice to the Company that the Warrant has been acquired by a bona fide purchaser) make and deliver a new Warrant of like tenor in lieu of this Warrant, without requiring the posting of any bond or the giving of any security.

The Company shall at all times reserve and keep available out of its authorized shares of capital stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of Common Shares as shall be issuable upon the exercise hereof.  The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, if applicable, all Warrant Shares issuable upon such exercise shall be duly and validly authorized and issued, fully paid and nonassessable.

5.             Investment Representations.  The Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise of this Warrant, if the Warrant Shares shall not then be the subject of an effective registration statement under the Act, the securities acquired by the Holder upon exercise hereof are for the account of the Holder or are being acquired for its own account for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at such time) of offering and distributing such securities (or any portion thereof), except in compliance with applicable federal and state securities laws.

6.             Fractional Warrants and Fractional Shares.  If the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted pursuant to Section 3 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares.  With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a Common Share (determined in accordance with the last sentence of Section 1.3 above).

7.             Warrant Holders Not Deemed Stockholders.  No Holder of this Warrant shall, as such, be entitled to vote or to receive dividends (except to the extent provided in Section 3.2 above) or be deemed the holder of Warrant Shares that may at any time be issuable upon exercise of this Warrant, nor shall anything contained herein be construed to confer upon the

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Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or subscription rights, until such Holder shall have exercised this Warrant and been issued Warrant Shares or deemed to have been issued Warrant Shares in accordance with the provisions hereof.

8.             Notices.  Any notice which is required to be given by this Warrant must be in writing, and shall be given or served, unless otherwise expressly provided herein, by depositing the same in the United States Mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same by courier or in person to such party (or, if the party or parties to be notified be incorporated, to an officer of such party).  Notice deposited in the mail, postpaid and certified with return receipt requested, shall be deemed received and effective upon the deposit in a proper United States depository.  Notice given in any other manner shall be effective only if and when received by the party to be notified.  For the purposes of notice, the addresses of the parties for the receipt of notice hereunder are:

If to the Company:

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, TX  75244

Attention: James TerBeest

Telephone: (972) 850-0780

Fax No.      (972) 392-2722

If to the Holder:

ComVest Capital, LLC

One North Clematis, Suite 300
West Palm Beach, Florida  33401
Attention: Chief Financial Officer

Telephone: (561) 868-6074

Fax No.:     (212) 829-5986

Any party shall have the right from time to time, and at any time, to change its address for the receipt of notice by giving at least five (5) days’ prior written notice of the change of its address to the other parties in the manner specified herein.

9.             Successors.  All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors, assigns and transferees.

10.          Law Governing.  THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

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11.          Entire Agreement; Amendments and Waivers.  This Warrant, together with the Registration Rights Agreement of even date herewith executed by the Company for the benefit of the Holder, sets forth the entire understanding of the parties with respect to the subject matter hereof.  The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance.  This Warrant may be amended, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the Holder, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

12.          Severability; Headings.  If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.  The Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

[The remainder of this page is intentionally blank]

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                IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the 22 day of February, 2008.

CRDENTIA CORP.

By:	/s/ John B. Kaiser
Name: John B. Kaiser
Title: Chief Executive Officer

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ANNEX A

NOTICE OF EXERCISE

(To be executed upon partial or full
exercise of the within Warrant)

The undersigned hereby irrevocably elects to exercise the right to purchase                      shares of Common Stock of Crdentia Corp. covered by the within Warrant according to the conditions hereof and herewith makes payment of the Exercise Price of such shares in full in the amount of $                            .

By:
(Signature of Registered Holder)

Dated:

ANNEX B

CASHLESS EXERCISE FORM

(To be executed upon partial or full

exercise of Warrants pursuant to Section 1.3 of the Warrant)

The undersigned hereby irrevocably elects to surrender                          shares of Common Stock of Crdentia Corp. purchasable under the Warrant for                    shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 1.3 of such Warrant.

Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for fractional shares in the name of:

(Please print name, address, and social security number/tax identification number:)

and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable thereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under the within Warrants be registered in the name of the undersigned Holder or its transferee as below indicated and delivered to the address stated below.

Dated:

Name of Warrant Holder
or transferee:
(Please print)

Address:

Signature:

NOTICE:	The signature on this form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

ANNEX C

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

No. of Shares of
Name and Address of Assignee	Common Stock

and does hereby irrevocably constitute and appoint                                                attorney-in-fact to register such transfer onto the books of Crdentia Corp. maintained for the purpose, with full power of substitution in the premises.

Dated:	Print Name:

Signature:

Witness:

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of February 22, 2008 by Crdentia Corp., a Delaware corporation (the “Company”), for the benefit of the Holders (as such term is hereinafter defined).  The Company hereby confirms that the rights granted under this Agreement constitute a material inducement to the Holders to enter into the Loan Agreement, make Loans from time to time thereunder, and/or acquire or hold Warrant Shares (as such term is hereinafter defined).  Each Holder, by its participation or request to participate in any Registration effected pursuant to this Agreement, shall be deemed to have confirmed such Holder’s agreement to comply with the applicable provisions of this Agreement.

NOW, THEREFORE, the Company hereby agrees, in favor of the Holders, as follows:

1.                                       Definitions.  In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

“Act” shall mean the Securities Act of 1933, as amended, and any successor statute from time to time.

“Affiliate” shall mean, with respect to any person, any other person controlling, controlled by or under common control with the first person.

“Board” shall mean the Board of Directors of the Company.

“Common Stock” shall mean the authorized common stock of the Company.

“Company” shall mean Crdentia Corp., and shall include any successor(s) thereto.

“Costs and Expenses” shall mean all of the costs and expenses relating to any subject Registration Statement, including but not limited to registration, filing and qualification fees, blue sky expenses, costs of listing any Shares on any exchange or other trading media, and printing expenses, fees and disbursements of counsel and accountants to the Company, and reasonable fees and disbursements of a single counsel to the Holders; provided, however, that underwriting discounts and commissions attributable solely to the securities registered for the benefit of Holders, fees and disbursements of any additional counsel to Holders, and all other expenses attributable solely to Holders shall be borne by each subject Holder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute from time to time.

“Holders” shall mean, collectively, all Persons holding Registrable Shares from time to time.

“Loan Agreement” shall mean the Revolving Credit and Term Note Agreement of even date herewith by and between ComVest Capital, LLC and the Company, as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the provisions thereof.

“Loans” shall mean the loans extended to the Company from time to time under and pursuant to the Loan Agreement.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, or other entity of any kind ,and any government or department or agency thereof.

“Registrable Shares” shall mean all Shares, excluding any Shares which may then be sold by the Holder thereof pursuant to Rule 144(k) promulgated under the Act.

“Registration” shall mean any registration of Common Stock pursuant to a registration statement filed by the Company with the SEC in respect of any class of Common Stock, other than a registration statement in respect of employee stock options or other employee benefit plans or in respect of any merger, consolidation, acquisition or like combination, whether on Form S-4, Form S-8 or any equivalent form of registration then in effect.

“Registration Period” shall mean, with respect to a Registration Statement, the period of time from the effective date of such Registration Statement until such date as is the earlier of (a) the date on which all of the Registrable Securities covered by such Registration Statement shall have been sold to the public, or (b) the date on which the Warrant Shares issued or issuable upon cashless exercise of the Warrant in accordance with Section 1.3 of the Warrant (in the opinion of counsel to the Company evidenced by a written opinion issued to the Holders in form and substance reasonably acceptable to the Holders) may be immediately sold without restriction (including, without limitation, as to volume restrictions) by each Holder thereof without registration under the Act.

“Registration Statement” shall mean any registration statement filed or to be filed by the Company in respect of any Registration.

“SEC” shall mean the United States Securities and Exchange Commission, or any successor agency or agencies performing the functions thereof.

“Shares” shall mean the Warrant Shares issued and/or issuable from time to time, and any additional or other shares of common stock of the Company issued in respect of any of the Warrant Shares by reason of any stock split, stock dividend, merger, share exchange, recapitalization or other such event.

“Tranche B Term Note” shall have the meaning ascribed thereto in the Loan Agreement, and shall include any replacement promissory note(s) therefor.

“Warrants” shall mean the warrant to purchase Shares, issued by the Company pursuant to the Loan Agreement, including any and all warrants issued in replacement of the original such warrants.

“Warrant Shares” shall mean the Common Stock and/or other securities issued and/or issuable from time to time upon exercise of any of the Warrants, and any additional or other Shares issued in respect of any of the foregoing Shares by reason of any stock split, stock dividend, merger, share exchange, recapitalization or other such event.

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2.                                       Shelf Registration.

(a)           The Company shall prepare and file with the SEC (i) not later than sixty (60) days after the date of this Agreement, a Registration Statement or Registration Statements (as necessary) on a form that is appropriate under the Act (and, if available, pursuant to Rule 415 promulgated under the Act), covering the resale of all of the Registrable Securities; provided, that if the SEC refuses to declare the Registration Statement filed pursuant to this Section 2(a) effective as a valid secondary offering under Rule 415 due to the number of Registrable Shares included in such Registration Statement relative to the number of outstanding shares of Common Stock, then (i) the Company shall be permitted to reduce the number of Registrable Shares included in such Registration Statement to an amount that does not exceed the amount that the SEC allows for the offering thereunder to qualify as a valid secondary offering under Rule 415, and (ii) the Company shall file, as soon as practicable thereafter and in accordance with the Act and the SEC’s rules and regulations, a Registration Statement (or Registration Statement(s) if required by the SEC) to register the Registrable Securities excluded from the initial Registration Statement filed hereunder, provided that the terms of Sections 2(b) through 2(i) below shall apply to such Registration Statement or Registration Statements once the filing thereof is permitted.

(b)           The Company shall use all commercially reasonable efforts to cause the Registration Statement(s) required by this Section 2 to be declared effective under the Act as promptly as possible after the filing thereof, but in any event not later than one hundred eighty (180) days after the date of this Agreement (or any later filing date permitted in accordance with Section 2(a) above).

(c)           If (i) any Registration Statement required by this Section 2 is not declared effective within one hundred eighty (180) days after the date of this Agreement (or any later filing date permitted in accordance with Section 2(a) above), or (ii) the Registration Statement required by this Section 2 shall cease to be available for use by the Holders as selling stockholders (A) as provided under Section 2(f) below where such unavailability continues for a period in excess of five (5) days beyond the allowed time period, or (B) for any other reason including, without limitation, by reason of a stop order, a material misstatement or omission in such Registration Statement or the information contained in such Registration Statement having become outdated and continues to be unavailable for a period in excess of thirty (30) days (which need not be consecutive days) in any twelve (12) month period, and no Holder is in material breach of its obligations under this Agreement, then the Company shall pay to the Holders, ratably in proportion to the number of Registrable Shares held by the respective Holders, a cash fee equal to the product of $1,000 multiplied by the number of calendar days during which any of the events described in clauses (i) or (ii) above occurs and is continuing (the “Blackout Period”); provided, however, that the aggregate such fees payable under this Section 2(c) shall not exceed $700,000.  Each such payment shall be due within five (5) days after the end of each 30-day period of the Blackout Period until the termination of the Blackout Period and within five (5) days after such termination.  The Blackout Period shall terminate upon the effectiveness of the Registration Statement in the case of clause (i) above and upon notice from the Company that the Registration Statement is again available in the case of clause (ii) above.

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(d)           The Company shall use all commercially reasonable efforts to keep each Registration Statement under this Section 2 effective at all times during the applicable Registration Period.

(e)           If the Holders (acting by a majority in interest) determine that any offering pursuant to a Registration Statement pursuant to this Section 2 shall involve an underwritten offering (which may only be with the consent of the Company, which shall not be unreasonably withheld or delayed), the Holders (acting by a majority in interest) shall have the right to select an investment banker or bankers and manager or managers to administer to the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

(f)            If the Registrable Securities are registered for resale under an effective Registration Statement, the Holders shall cease any distribution of such Shares under such Registration Statement:

(i)            for a period of up to six (6) months if (A) such distribution would require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its Affiliates that, in the reasonable judgment of the Company’s Board of Directors, would materially interfere with such transaction or negotiations, or (B) such distribution would otherwise require premature disclosure of information that, in the reasonable judgment of the Company’s Board of Directors, would adversely affect or otherwise be detrimental to the Company; provided that the Company shall not invoke this clause (i) more than once in any twelve (12) month period or for more than six (6) months in any such twelve (12) month period;

(ii)           not more than once in any twelve (12) month period, for up to 30 days, upon the request of the Company if the Company proposes to file a Registration Statement under the Act for the offering and sale of securities for its own account in an underwritten offering and the managing underwriter therefor shall advise the Company in writing that in its opinion the continued distribution of the Registrable Securities would adversely affect the offering of the securities proposed to be registered for the account of the Company; and

(iii)          for a period of up to sixty (60) days after the filing of the Company’s annual report on Form 10-K or Form 10-KSB or other event that requires the filing of a post-effective amendment to any Registration Statement hereunder, so long as the Company has filed and is during such period actively pursuing effectiveness of such post-effective amendment with the staff of the SEC.

The Company shall promptly notify the Holders in writing at such time as (x) such transactions or negotiations have been otherwise publicly disclosed or terminated, or (y) such non-public information has been publicly disclosed or counsel to the Company has determined that such disclosure is not required due to subsequent events.

(g)           The Company shall (i) permit the Holders’ counsel to review (A) such Registration Statement, and all amendments and supplements thereto, in each case to the extent of any information with respect to the Holders, their and their Affiliates’ beneficial ownership of

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securities of the Company, and their intended method of disposition of Registrable Securities, and (B) all requests for acceleration or effectiveness thereof and any correspondence between the Company and the SEC relating to the Registration Statement (collectively, the “Registration Documents”), for a reasonable period of time prior to their filing with the SEC, (ii) not file (or send) any Registration Documents in a form to which such counsel reasonably objects, and (iii) not request acceleration of such Registration Statement without prior notice to such counsel.  The sections of such Registration Statement covering information with respect to the Holders, their and their Affiliates’ beneficial ownership of securities of the Company, and their intended method of disposition of Registrable Securities shall conform to the information provided to the Company by the Holders.

(h)           The Registration Statement pursuant to this Section 2 shall not include any securities other than Registrable Shares.

(i)            The Company shall bear all of the Costs and Expenses of the Registration pursuant to this Section 2.

3.                                       Piggyback Registration.  In the event that the Company shall propose a Registration at any time when a Registration Statement is not effective pursuant to Section 2 above, then the Company shall give to each Holder written notice (the “Registration Notice”) of such proposed Registration (which notice shall include a statement of the proposed filing date thereof, the underwriters and/or managing underwriters of the subject offering, and any other known material information relating to the proposed Registration) not less than twenty (20) or more than sixty (60) days prior to the filing of the subject Registration Statement, and shall, subject to the limitations provided in this Section 3, include in such Registration Statement all or a portion of the Registrable Shares owned by and/or issuable to each Holder, as and to the extent that such Holder may request same to be so included by means of written notice given to the Company within ten (10) days after the Company’s giving of the Registration Notice.  Each Holder shall be permitted to withdraw all or any part of its Registrable Shares from a Registration Statement by written notice to the Company given at any time prior to the effective date of the Registration Statement.  The Company shall bear all of the Costs and Expenses of any Registration described in this Section 3; provided, however, that each Holder shall pay, pro rata based upon the number of its Registrable Shares included therein, the underwriters’ discounts, commissions and compensation attributable solely to the inclusion of such Registrable Shares in the overall public offering. Notwithstanding anything to the contrary contained herein, the Company’s obligation to include a Holder’s Registrable Shares in any such Registration Statement shall be subject, at the option of the Company, to the following further conditions:

(a)           The distribution for the account of such Holder shall be underwritten by the same underwriters (if any) who are underwriting the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement, and shall be made at the same underwriter discount or commission applicable to the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement; and such Holder shall enter into an agreement with such underwriters containing customary indemnification and other provisions;

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(b)           If at any time after giving the Registration Notice, and prior to the effective date of the Registration Statement filed in connection with such Registration Notice, the Company shall determine for any reason not to proceed with the subject Registration, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any of the Holders’ Registrable Shares in connection with such Registration;

(c)           In connection with an underwritten public offering pursuant to a Registration Statement under this Section 3, if and only if the managing underwriter(s) thereof shall advise the Company in writing that, due to adverse market conditions or the potential adverse impact on the offering to be made for the account of the Company, the securities to be included in such Registration will not include all of the Registrable Shares requested to be so included by the Holders, then the Company will promptly furnish each such Holder with a copy of such written statement and may require, by written notice to each such Holder accompanying such written statement, that the distribution of all or a specified portion of such Registrable Shares be excluded from such distribution (with any such “cutback” to be allocated among the subject Holders (and, if applicable, any other holders of Common Stock to be included in such Registration) in proportion to the relative number of shares of Common Stock requested by such Persons to be included in such Registration); and

(d)           The Company shall not be obligated to effect any registration of Shares incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

4.                                       Registration Procedures. In the case of each Registration effected by the Company in which Registrable Shares are to be sold for the account of any Holder, the Company, at its sole cost and expense (exclusive of items excluded in the proviso to the definition of “Costs and Expenses” above), will use all commercially reasonable efforts to:

(a)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Registration Statement, until the completion of the distribution of the Registrable Shares included therein, as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Registration Statement, and furnish to the Holders of the Registrable Shares covered thereby copies of any such supplement or amendment not less than three Business Days prior to the date first used and/or filed with the SEC; and comply with the provisions of the Act with respect to the disposition of all the Shares to be included in such Registration Statement;

(b)           provide (i) the Holders of the Registrable Shares to be included in such Registration Statement, (ii) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Act, if any, thereof, (iii) the sales or placement agent, if any, therefor, (iv) one counsel for such underwriters or agent, and (v) not more than one counsel for all the Holders of such Registrable Shares, the reasonable opportunity to review such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, in each case to the extent of any disclosures regarding the Holders, their and their Affiliates’ beneficial

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ownership of securities of the Company, and their intended method of disposition of the Registrable Shares included in such Registration Statement (or any amendment to any such information previously included in such Registration Statement (including any amendment or supplement thereto) or any prospectus included therein);

(c)           for a reasonable period prior to the filing of such Registration Statement, and not more than once in any calendar quarter throughout the period specified above, make available for inspection by the Persons referred to in Section 4(b) above such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section 4(b), to conduct a reasonable investigation within the meaning of the Act; provided, however, that each such party shall be required to maintain in confidence and not disclose to any other person or entity any information or records reasonably designated by the Company in writing as being confidential, until such time as and to the extent that (i) such information becomes a matter of public record or generally available to the public (whether by virtue of its inclusion in such Registration Statement or otherwise, other than by reason of a breach hereof), (ii) such party shall be required to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter, or (iii) such information is required to be set forth in such Registration Statement or the prospectus included therein or in an amendment to such Registration Statement or an amendment or supplement to such prospectus in order that such Registration Statement, prospectus, amendment or supplement, as the case may be, does not include an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and further provided, that the Company need not make such information available, nor need it cause any officer, director or employee to respond to such inquiry, unless each such Holder of Registrable Shares to be included in a Registration Statement hereunder, upon the Company’s request, executes and delivers to the Company a specific undertaking to substantially the same effect contained in the preceding proviso;

(d)           promptly notify in writing the Holders of Registrable Shares to be included in a Registration Statement hereunder, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (i) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC and by the blue sky or securities commission or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such Registration Statement or the prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) if it shall be the case, at any time when a prospectus is required to be delivered under the Act, that such Registration Statement, prospectus, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

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(e)                                  obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(f)                                    if requested by any managing underwriter or underwriter, any placement or sales agent or any Holder of Registrable Shares to be included in a Registration Statement, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the SEC and as such managing underwriter or underwriters, such agent or such Holder may reasonably specify should be included therein relating to the terms of the sale of the Registrable Shares included thereunder, including, without limitation, information with respect to the number of Registrable Shares being sold by such Holder or agent or to such underwriters, the name and description of such Holder, the offering price of such Registrable Shares and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment;

(g)                                 furnish to each Holder of Registrable Shares to be included in such Registration Statement hereunder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the counsel referred to in Section 4(b) an executed copy of such Registration Statement, each such amendment and supplement thereto (in each case excluding all exhibits and documents incorporated by reference) and such number of copies of the Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Holder, agent or underwriter, as the case may be) and the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Act, as such Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the disposition of the Shares owned by such Holder, sold by such agent or underwritten by such underwriter and to permit such Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Act; and the Company hereby consents to the use of such prospectus and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Shares covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(h)                                 timely (i) register or qualify (to the extent legally required) the Shares to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions to be designated by the Holders of a majority of such Shares participating in such registration and each placement or sales agent, if any, therefor and underwriter, if any, thereof, as any Holder and each underwriter, if any, of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary to enable such Holder, agent or underwriter to complete its distribution of the Registrable Shares pursuant to such Registration Statement, and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder, agent, if any, and underwriter to consummate the disposition in such jurisdictions of such Shares; provided,

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however, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 4(h), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

(i)                                     cooperate with the Holders of the Registrable Shares to be included in a Registration Statement hereunder and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, in customary form to permit the transfer thereof through the Company’s transfer agent; and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriter(s) may request at least two (2) business days prior to any sale of the Registrable Shares;

(j)                                     provide a CUSIP number for all Shares, not later than the effective date of the Registration Statement;

(k)                                  in the event that Registrable Securities included in any Registration Statement are to be sold to or through any underwriter or placement or sales agent, (i) make such representations and warranties to the Holders of such Registrable Shares and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with any offering of equity securities pursuant to any appropriate agreement and/or in a registration statement filed on the form applicable to such Registration Statement; (ii) if so requested by any such underwriter or placement or sales agent, obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, and/or the placement or sales agent may reasonably request, addressed to such Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such Registration Statement (and if such Registration Statement contemplates an underwritten offering of a part or of all of the Shares included in such Registration Statement, dated the date of the closing under the underwriting agreement relating thereto); (iii) if so requested by any such underwriter or placement or sales agent, obtain a “cold comfort” letter or letters from the independent certified public accountants of the Company addressed to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, dated (A) the effective date of such Registration Statement, and (B) the effective date of the most recent (or, if so stated in the request therefor, the next) prospectus supplement to the prospectus included in such Registration Statement or post-effective amendment to such Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such Registration Statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such Registration Statement or post-effective amendment to such Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (iv) deliver such documents and certificates, including officers’

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certificates, as may be customary and reasonably requested by Holders of at least a majority of the Registrable Shares being sold and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (i) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 2, 3 and 5 hereof;

(l)                                     notify in writing each Holder of Registrable Shares of any proposal by the Company to amend or waive any provision of this Agreement and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(m)                               engage to act on behalf of the Company, with respect to the Registrable Shares to be so registered, a registrar and transfer agent having such duties and responsibilities (including, without limitation, registration of transfers and maintenance of stock registers) as are customarily discharged by such an agent, and to enter into such agreements and to offer such indemnities as are customary in respect thereof; and

(n)                                 otherwise comply with all applicable rules and regulations of the SEC, and make available to the Holders, as soon as practicable, but in any event not later than 18 months after the effective date of such Registration Statement, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 6(a) of the Act (including pursuant to Rule 158 thereunder).

5.                                       Indemnification by the Company.

(a)                                  The Company shall indemnify each Holder and its Affiliates from and against any claim, loss, cost, charge or liability of any kind, including amounts paid in settlement and reasonable attorneys’ fees, which may be incurred by the Holder or Affiliate as a result of any breach of any representation or warranty or covenant of the Company contained in this Agreement or in any certificate delivered on the closing date of any public offering of Shares.

(b)                                 The Company shall indemnify and hold harmless each Holder and its Affiliates, any underwriter (as defined in the Act) for any Holder, each officer and director of a Holder, legal counsel and accountants for a Holder, and each person, if any, who controls a Holder or such underwriter within the meaning of the Act, against any losses, expenses, claims, damages or liabilities, joint or several, to which such Holder or any such Affiliate, underwriter, officer, director or controlling person becomes subject, under the Act or any rule or regulation thereunder or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement in which Registrable Shares were included, the prospectus contained therein, any amendment or supplement thereto, or any other document related to such Registration Statement, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

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(iii) arise out of any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to actions or omissions otherwise required of the Company in connection with such registration.  The Company shall reimburse each Holder and any such Affiliate, underwriter, officer, director or controlling person for any legal or other expenses reasonably incurred by such Holder, or any such officer, director, underwriter or controlling person in connection with investigating,  defending or settling any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such persons in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such Person expressly for inclusion in any of the foregoing documents.  This indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed.

6.                                       Further Obligations of Holders. The obligations of the Company with respect to any particular Holder are subject to such Holder’s agreement to the following (which such Holder shall specifically confirm in writing to the Company upon the Company’s request in connection with any Registration Statement):

(a)                                  Such Holder shall furnish in writing to the Company all information concerning such Holder and its and its Affiliates’ holdings of securities of the Company and its Affiliates, and the intended method of disposition of the Registrable Securities included in such Registration Statement, as shall be reasonably required in connection with the preparation and filing of any Registration Statement covering any of such Holder’s Registrable Shares.

(b)                                 Such Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, each person (if any) who controls the Company within the meaning of the Act, and any underwriter (as defined in the Act) for the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject under the Act or any rule or regulation thereunder or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement in which such Holder’s Registrable Shares were included, the prospectus contained therein, any amendment or supplement thereto, or any other document related to such Registration Statement, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Holder in writing expressly for inclusion in any of the foregoing documents.  In no event shall any Holder be required to pay indemnification hereunder (or contribution under Section 7(d) below) in an aggregate amount in excess of the net proceeds received by such Holder in the subject offering.  This indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage,

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liability or action if such settlement is effected without the consent of the subject Holder, which consent shall not be unreasonably withheld or delayed.

7.                                       Additional Provisions.

(a)                                  Each Holder and each other Person indemnified pursuant to Section 5 above shall, in the event that it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Company’s having to indemnify it pursuant to Section 5 above, promptly notify the Company, in writing, of the commencement of such action and permit the Company, if the Company so notifies such Holder within twenty (20) days after receipt by the Company of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to such Holder; provided, however, that such Holder or other indemnified person shall be entitled to retain its own counsel at its own expense (except that the indemnifying party shall bear the expense of such separate counsel if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest).  The failure to notify the Company promptly of the commencement of any such action shall not relieve the Company of any liability to indemnify such Holder or such other indemnified person, as the case may be, under Section 5 above, except to the extent that the Company shall be actually prejudiced or shall suffer any loss by reason of such failure to give notice, and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

(b)                                 The Company and each other Person indemnified pursuant to Section 6 above shall, in the event that it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in any Holder having to indemnify it pursuant to Section 6 above, promptly notify such Holder, in writing, of the commencement of such action and permit such Holder, if such Holder so notifies the Company within twenty (20) days after receipt by such Holder of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Company; provided, however, that the Company or other indemnified person shall be entitled to retain its own counsel at the Company’s expense.  The failure to notify any Holder promptly of the commencement of any such action shall not relieve such Holder of liability to indemnify the Company or such other indemnified person, as the case may be, under Section 6 above, except to the extent that the subject Holder shall be actually prejudiced or shall suffer any loss by reason of such failure to give notice, and shall not relieve such Holder of any other liabilities which it may have under this or any other agreement.

(c)                                  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified person who is party to such claim or litigation, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified person of a release from all liability in respect to such claim or litigation.  Each such indemnified person shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(d)                                 If the indemnification provided for in Section 5 and 6 is unavailable or insufficient to hold harmless an indemnified party, then, subject to the limits set forth in Section 6(b) above, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in Section 5 and 6, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Shares on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement  of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the sellers of Shares and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if  all sellers of Shares were treated as one entity for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section.  The amount paid by an indemnified person as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any claim, action or proceeding which is the subject of this Section 7(d).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of sellers of Shares to contribute pursuant to this Section 7(d) shall be several in proportion to the respective amounts of Shares sold by them pursuant to a Registration Statement.

8.                                       Rule 144 Information. For so long as the Company shall remain a reporting company under the Exchange Act, the Company will at all times keep publicly available adequate current public information with respect to the Company of the type and in the manner specified in Rule 144(c) promulgated under the Act.

9.                                       Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Shares then outstanding and/or issuable, enter into any agreement with any holder or prospective holder of any securities of the Company which would require the Company to include such securities in any Registration filed under Section 2 above.

10.                                 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be given by personal delivery, by telecopier (with confirmation of receipt), by recognized overnight courier service (with all charges prepaid or billed to the account of the sender), or by certified or registered mail, return receipt requested, and with postage prepaid, addressed (a) if to the Company, at its office at 5001 LBJ Parkway, Suite 850, Dallas, Texas 75244, Attention: Chief Financial Officer, Telecopier: (972) 392-2722, or such other address or telecopier number as shall have been specified by the Company to the Holders by written notice, or (b) if to any Holder, at his, her or its address or telecopier number as same appears on the records of the Company. All notices shall be deemed

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to have been given either at the time of the delivery or telecopy (with confirmation of receipt) thereof, or, if sent by overnight courier, on the next business day following delivery thereof to the overnight courier service, or, if mailed, at the completion of the third business day following the time of such mailing.

11.                                 Waiver and Amendment. No waiver, amendment or modification of this Agreement or of any provision hereof shall be valid unless evidenced by a writing duly executed by the Company and Holders holding, in the aggregate, a majority of the Registrable Shares then outstanding and/or issuable. No waiver of any default hereunder shall be deemed a waiver of any other, prior or subsequent default hereunder.

12.                                 Governing Law. This Agreement shall (irrespective of the place where it is executed and delivered) be governed, construed and controlled by and under the substantive laws of the State of New York, without regard to conflicts of law principles.

13.                                 Binding Effect. This Agreement shall binding upon and shall inure to benefit of the Company and the Holders and their respective successors in interest from time to time.

14.                                 Captions. The captions and Section headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

15.                                 Gender. All pronouns used in this Agreement in the masculine, feminine or neuter gender shall, as the context may allow, also refer to each other gender.

16.                                 Entire Agreement. This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

17.                                 Reliance and Benefit. This Agreement is intended to benefit, and may be relied upon by, all Holders from time to time, as if such Holders were expressly named herein, party hereto and signatory hereon.

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IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first set forth above.

CRDENTIA CORP.

By:	/s/ John B. Kaiser
Name: John B. Kaiser
Title: Chief Executive Officer

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Exhibit 99.1

For Immediate Release Contact Crdentia Corp. John Kaiser, CEO Phone: 972.850.0780 Fax: 972.392.2722 jkaiser@crdentia.com Jim TerBeest, CFO Phone: 972.850.0780 Fax: 972.392.2722 jterbeest@crdentia.com

Crdentia Announces Completion of $10.2 Million Long-Term Debt Financing

DALLAS, February 27, 2008 — Crdentia Corp. (OTCBB:CRDT), a leading healthcare staffing company, today announced it has completed a $10.2 million long-term debt financing with ComVest Capital LLC, based in Palm Beach, Florida.  Proceeds will be used to replace Crdentia’s existing credit facility and for general working capital purposes.

The $10.2 million financing is comprised of a two-year $5.2 million Revolving Credit Note, bearing interest at the greater of the Prime Rate plus 2% or 8.5%, and two separate two-year term loans, each amounting to $2.5 million and bearing annual interest of 12.5%.

John Kaiser, CEO of Crdentia said, “We are pleased to have completed this long-term financing that reduces Crdentia’s overall borrowing costs while enhancing our financial flexibility with the addition of substantial working capital.  Crdentia is now on a much stronger financial footing as we move forward with our objectives of achieving profitability through improved operating performance and executing our growth initiatives to bolster our presence in key Sun Belt markets.”

About Crdentia Corp.

Crdentia Corp., one of the nation’s leading providers of healthcare staffing solutions, is focused on recruiting talented national and international healthcare professionals to meet the ever-increasing employment needs of over 2,300 clients. Crdentia is one of the few companies that can provide quality temporary staff for all healthcare industry positions including local nurses, travel nurses, allied health, locum tenens and home care professionals. For more information, visit http://www.crdentia.com.

Forward Looking Statements

Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties.  Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.  Such risk factors include, but are not limited to, a limited operating history with no earnings; reliance on the Company’s management team, members of which have other business interests; the ability to successfully implement the Company’s business plan; the ability to continue as a going concern; the ability to fund the Company’s business and acquisition strategy; the growth of the temporary healthcare professional staffing business; difficulty in managing operations of acquired businesses; uncertainty in government regulation of the healthcare industry; and the limited public market for the Company’s common stock.  The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties.  Crdentia undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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